Exhibit 3.2

SPIRIT MTA REIT

ARTICLES OF AMENDMENT AND RESTATEMENT

SPIRIT MTA REIT, a Maryland real estate investment trust (the “Trust”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “SDAT”) that:

FIRST:    The Trust desires to and does hereby amend and restate in its entirety the declaration of trust of the Trust (the “Declaration of Trust”) as currently in effect and as hereinafter amended.

SECOND:    The following provisions are all the provisions of the Declaration of Trust currently in effect, as hereinafter amended:

ARTICLE I

FORMATION; ENTITY STATUS

The Trust is a real estate investment trust within the meaning of Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended from time to time (“Title 8”). The Trust shall not be deemed to be a general partnership, limited partnership, joint venture, joint stock company, limited liability company or corporation but nothing herein shall preclude the Trust from being treated for tax purposes as an entity that is disregarded as separate from its owner or an association under the Internal Revenue Code of 1986, as amended (the “Code”) and the applicable Treasury regulations.

ARTICLE II

NAME

The name of the Trust is:

Spirit MTA REIT

Under circumstances in which the Board of Trustees of the Trust (the “Board of Trustees” or “Board”) determines that the use of the name of the Trust is not practicable, the Trust may use any other designation or name for the Trust.

ARTICLE III

PURPOSES AND POWERS

Section 3.1    Purposes. The purposes for which the Trust is formed are to invest in and to acquire, hold, manage, administer, control and dispose of property and to engage in any other lawful act or activity. Such purposes may, without limitation or obligation, include, at such time as the Board of Trustees so determines, engaging in business as a real estate investment trust under Sections 856 through 860 of the Code (a “REIT”).

Section 3.2    Powers. The Trust shall have all of the powers granted to real estate investment trusts by Title 8 and any and all other powers which are not inconsistent with law and are appropriate to promote and attain the purposes set forth in the Declaration of Trust.

ARTICLE IV

RESIDENT AGENT

The name of the resident agent of the Trust in the State of Maryland is The Corporation Trust Incorporated, 2405 York Road, Suite 201, Lutherville-Timonium, Maryland 21093-2264. The resident agent is a Maryland corporation. The Trust may have such offices or places of business within or outside the State of Maryland as the Board of Trustees may from time to time determine.

ARTICLE V

BOARD OF TRUSTEES

Section 5.1    Powers. Subject to Article I hereof and any express limitations contained in the Declaration of Trust or in the Bylaws of the Trust, as amended (the “Bylaws”), (a) the business and affairs of the Trust shall be managed under the direction of the Board of Trustees and (b) the Board shall have full, exclusive and absolute power, control and authority over any and all property of the Trust. The Board may take any action as in its sole judgment and discretion is necessary or appropriate to conduct the business and affairs of the Trust. The Declaration of Trust shall be construed with the presumption in favor of the grant of power and authority to the Board. Any construction of the Declaration of Trust or determination made in good faith by the Board concerning its powers and authority hereunder shall be conclusive. The enumeration and definition of particular powers of the Trustees included in the Declaration of Trust or in the Bylaws shall in no way be construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board or the Trustees under the general laws of the State of Maryland or any other applicable laws.

Subject to the provisions of any class of Shares (as defined herein) then outstanding, the Board, without any action by the shareholders of the Trust, shall have and may exercise, on behalf of the Trust, without limitation, the power to elect to cause the Trust to be a REIT; to elect to have the Trust treated as an association taxable as a corporation for U.S. federal income and other applicable tax purposes; to terminate the status of the Trust as a REIT (if the

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Trust becomes qualified as a REIT); to determine that compliance with any restrictions or limitations on ownership and transfers of shares of the Trust’s beneficial interest set forth in Article VII of the Declaration of Trust is no longer required in order for the Trust to qualify as a REIT; to adopt, amend and repeal Bylaws to the extent provided therein; to elect officers in the manner prescribed in the Bylaws; to solicit proxies from holders of shares of beneficial interest of the Trust; and to do any other acts and deliver any other documents necessary or appropriate to the foregoing powers.

Notwithstanding any provision to the contrary in this Declaration of Trust or in the Bylaws, the Trust, the Board of Trustees and the officers of the Trust shall, and are authorized to, take such actions as in the Board of Trustees’ sole judgment and discretion are desirable to operate in a manner that would permit the Trust, if it so elects, to qualify as a REIT and maintain such qualification.

Section 5.2    Number. The number of Trustees of the Trust (hereinafter each a “Trustee” and together, the “Trustees”) initially shall be five (5), which number may be increased or decreased pursuant to the Bylaws of the Trust. The Trustees shall be elected at each annual meeting of shareholders in the manner provided in the Bylaws or, in order to fill any vacancy on the Board of Trustees, in the manner provided in the Bylaws. The names of the Trustees who shall serve until the first annual meeting of shareholders and until their successors are duly elected and qualify are:

Jackson Hsieh

Steven Shepsman

Steven Panagos

Richard Stockton

Thomas Sullivan

These Trustees may increase the number of Trustees and fill any vacancy, whether resulting from an increase in the number of Trustees or otherwise, on the Board of Trustees prior to the first annual meeting of shareholders in the manner provided in the Bylaws. It shall not be necessary to list in the Declaration of Trust the names and addresses of any Trustees hereinafter elected.

The Trust elects, at such time as it becomes eligible under Section 3-802 of the Maryland General Corporation Law (the “MGCL”) to make the election provided for under Section 3-804(c) of the MGCL, that, except as may be provided by the Board of Trustees in setting the terms of any class or series of stock, any and all vacancies on the Board of Trustees may be filled only by the affirmative vote of a majority of the remaining Trustees in office, even if the remaining Trustees do not constitute a quorum, and any Trustee elected to fill a vacancy shall serve for the remainder of the full term of the trusteeship in which such vacancy occurred and until a successor is duly elected and qualifies.

Section 5.3    Term. The Trustees shall be elected at each annual meeting of the shareholders and shall serve until the next annual meeting of the shareholders and until their successors are duly elected and qualify, subject, however, in the case of Trustees to be elected by the holders of one or more classes or series of Shares, to the provisions of such classes or series. Trustees need not be shareholders.

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Section 5.4    Removal. Subject to the rights of holders of one or more classes or series of Preferred Shares (as defined below) to elect or remove one or more Trustees, any Trustee, or the entire Board of Trustees, may be removed from office at any time, but only for cause and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of Trustees. For the purpose of this paragraph, “cause” shall mean, with respect to any particular Trustee, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such Trustee caused demonstrable, material harm to the Trust through bad faith or active and deliberate dishonesty.

Section 5.5    Advisor Agreements. The Board of Trustees may authorize the execution and performance by the Trust of one or more agreements with any person, corporation, association, company, trust, partnership (limited or general) or other organization whereby, subject to the supervision and control of the Board of Trustees, any such other person, corporation, association, company, trust, partnership (limited or general) or other organization shall render or make available to the Trust managerial, investment, advisory and/or related services, office space and other services and facilities (including, if deemed advisable by the Board of Trustees, the management or supervision of the investments of the Trust) upon such terms and conditions as may be provided in such agreement or agreements (including, if deemed fair and equitable by the Board of Trustees, the compensation payable thereunder by the Trust).

Section 5.6    Determinations by Board of Trustees. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Trustees consistent with the Declaration of Trust, shall be final and conclusive and shall be binding upon the Trust and every holder of Shares: the amount of the net income of the Trust for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its Shares or the payment of other distributions on its Shares; the amount of paid-in surplus, net assets, other surplus, annual or other cash flow, funds from operations, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any class or series of Shares of the Trust; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Trust or of any Shares of the Trust; the number of Shares of any class of the Trust; any matter relating to the acquisition, holding and disposition of any assets by the Trust; or any other matter relating to the business and affairs of the Trust or required or permitted by applicable law, the Declaration of Trust or Bylaws or otherwise to be determined by the Board of Trustees.

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ARTICLE VI

SHARES OF BENEFICIAL INTEREST

Section 6.1    Authorized Shares. The beneficial interest of the Trust shall be divided into shares of beneficial interest (the “Shares”). The Trust has authority to issue 750,000,000 common shares of beneficial interest, par value $0.01 per share (“Common Shares”), and 20,000,000 preferred shares of beneficial interest, par value $0.01 per share (“Preferred Shares”), of which 6,000,000 are classified and designated as “10% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest” (the “Series A Preferred Shares”) having the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other terms and conditions set forth on Exhibit A attached hereto which is incorporated herein by reference and made a part hereof. The aggregate par value of all the authorized Shares having par value is $7,700,000. If shares of one class are classified or reclassified into shares of another class pursuant to this Article VI, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of all classes that the Trust has authority to issue shall not be more than the total number of shares set forth in the second sentence of this paragraph. The Board of Trustees, without any action by the shareholders of the Trust, may amend the Declaration of Trust from time to time to increase or decrease the aggregate number of Shares or the number of Shares of any class or series that the Trust has authority to issue.

Section 6.2    Common Shares. Subject to the provisions of Article VII and except as may otherwise be specified in the Declaration of Trust, the Common Shares shall be identical and shall entitle the holders thereof to the same rights and privileges with respect thereto. Each Common Share shall entitle the holder thereof to one vote on each matter upon which holders of Common Shares are entitled to vote. The Board of Trustees may reclassify any unissued Common Shares from time to time into one or more classes or series of Shares.

Section 6.3    Preferred Shares. The Board of Trustees may classify any unissued Preferred Shares and reclassify any previously classified but unissued Preferred Shares of any series from time to time, in one or more series of Shares.

Section 6.4    Classified or Reclassified Shares. Prior to issuance of classified or reclassified Shares of any class or series, the Board of Trustees by resolution shall (a) designate that class or series to distinguish it from all other classes and series of Shares; (b) specify the number of Shares to be included in the class or series; (c) set, subject to the provisions of Article VII and subject to the express terms of any class or series of Shares outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Trust to file articles supplementary with the SDAT. Any of the terms of any class or series of Shares set pursuant to clause (c) of this Section 6.4 may be made dependent upon facts ascertainable outside the Declaration of Trust (including the occurrence of any event, including a determination or action by the Trust or any other person or body) and may vary among holders thereof, provided that the manner in which such facts or variations shall operate upon the terms of such class or series of Shares is clearly and expressly set forth in the articles supplementary filed with the SDAT.

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Section 6.5    Authorization by Board of Share Issuance. The Board of Trustees, without approval of the shareholders of the Trust, may authorize the issuance from time to time of Shares of any class or series, whether now or hereafter authorized, or securities or rights convertible into Shares of any class or series, whether now or hereafter authorized, for such consideration (whether in cash, property, past or future services, obligation for future payment or otherwise) as the Board of Trustees may deem advisable (or without consideration in the case of a Share split or Share dividend), subject to such restrictions or limitations, if any, as may be set forth in the Declaration of Trust or the Bylaws of the Trust.

Section 6.6    Dividends and Distributions. The Board of Trustees may from time to time authorize and declare to shareholders such dividends or distributions, in cash or other assets of the Trust or in securities of the Trust or from any other source as the Board of Trustees in its discretion shall determine. If the Board of Trustees causes the Trust to elect to be a REIT, the Board of Trustees shall endeavor to declare and pay such dividends and distributions as shall be necessary for the Trust to qualify as a REIT; however, shareholders shall have no right to any dividend or distribution unless and until authorized and declared by the Board. The exercise of the powers and rights of the Board of Trustees pursuant to this Section 6.6 shall be subject to the provisions of any class or series of Shares at the time outstanding. Notwithstanding any other provision in the Declaration of Trust, if the Board of Trustees causes the Trust to elect to be a REIT, no determination shall be made by the Board of Trustees nor shall any transaction be entered into by the Trust which would cause any Shares or other beneficial interest in the Trust not to constitute “transferable shares” or “transferable certificates of beneficial interest” under Section 856(a)(2) of the Code or, unless the Trust is a “publicly offered REIT” within the meaning of Section 562(c)(2) of the Code, which would cause any distribution to constitute a preferential dividend as described in Section 562(c) of the Code.

Section 6.7    General Nature of Shares. All Shares shall be personal property entitling the shareholders only to those rights provided in the Declaration of Trust. The shareholders shall have no interest in the property of the Trust and shall have no right to compel any partition, division, dividend or distribution of the Trust or of the property of the Trust. The death of a shareholder shall not terminate the Trust. The Trust is entitled to treat as shareholders only those persons in whose names Shares are registered as holders of Shares on the beneficial interest ledger of the Trust.

Section 6.8    Consideration for the Issuance of Shares. The consideration for the issuance of Shares, and convertible securities, warrants, or options of the Trust, may consist in whole or in part of: (i) money; (ii) tangible or intangible property; (iii) labor or services actually performed for the Trust; (iv) a promissory note or other obligation for future payment in money; or (v) contracts for labor or services to be performed, including but not limited to, contracts or agreements providing management or administrative services to the Trust.

Section 6.9    Fractional Shares. The Trust may, without the consent or approval of any shareholder, issue fractional Shares, eliminate a fraction of a Share by rounding up or down to a full Share, arrange for the disposition of a fraction of a Share by the person entitled to it, or pay cash for the fair value of a fraction of a Share.

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Section 6.10    Declaration and Bylaws. The rights of all shareholders and the terms of all Shares are subject to the provisions of the Declaration of Trust and the Bylaws of the Trust.

ARTICLE VII

RESTRICTIONS ON TRANSFER AND OWNERSHIP OF SHARES

Section 7.1    Definitions. For the purpose of this Article VII, the following terms shall have the following meanings:

Aggregate Share Ownership Limit. The term “Aggregate Share Ownership Limit” shall mean not more than 9.8% in value of the aggregate of the outstanding Equity Shares, subject to adjustment from time to time by the Board of Trustees in accordance with Section 7.2.8, excluding any such outstanding Equity Shares which are not treated as outstanding for federal income tax purposes. Notwithstanding the foregoing, for purposes of determining the percentage ownership of Equity Shares by any Person, Equity Shares that are treated as Beneficially Owned or Constructively Owned by such Person shall be deemed outstanding. The value of the outstanding Equity Shares shall be determined by the Board of Trustees in good faith, which determination shall be conclusive for all purposes hereof.

Beneficial Ownership. The term “Beneficial Ownership” shall mean ownership of Equity Shares by a Person, whether the interest in the Equity Shares is held directly or indirectly (including by a nominee), and shall include interests that are actually owned or would be treated as owned through the application of Section 544 of the Code, as modified by Sections 856(h)(1)(B) and 856(h)(3) of the Code. The terms “Beneficial Owner,” “Beneficially Own,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

Business Day. The term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

Charitable Beneficiary. The term “Charitable Beneficiary” shall mean one or more beneficiaries of the Charitable Trust as determined pursuant to Section 7.3.6, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

Charitable Trust. The term “Charitable Trust” shall mean any trust provided for in Section 7.3.1.

Charitable Trustee. The term “Charitable Trustee” shall mean the Person unaffiliated with the Trust and any Prohibited Owner, that is appointed by the Trust to serve as trustee of the Charitable Trust.

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Common Share Ownership Limit. The term “Common Share Ownership Limit” shall mean 9.8% (in value or in number of shares, whichever is more restrictive, and subject to adjustment from time to time by the Board of Trustees in accordance with Section 7.2.8) of the aggregate of the outstanding Common Shares of the Trust, excluding any such outstanding Common Shares which are not treated as outstanding for federal income tax purposes. Notwithstanding the foregoing, for purposes of determining the percentage ownership of Common Shares by any Person, Common Shares that are treated as Beneficially Owned or Constructively Owned by such Person shall be deemed to be outstanding. The number and value of outstanding Common Shares of the Trust shall be determined by the Board of Trustees in good faith, which determination shall be conclusive for all purposes hereof.

Constructive Ownership. The term “Constructive Ownership” shall mean ownership of Equity Shares by a Person, whether the interest in the Equity Shares is held directly or indirectly (including by a nominee), and shall include interests that are actually owned or would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Own,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

Equity Shares. The term “Equity Shares” shall mean all classes or series of shares of beneficial interest of the Trust, including, without limitation, Common Shares and Preferred Shares.

Excepted Holder. The term “Excepted Holder” shall mean a shareholder of the Trust for whom an Excepted Holder Limit is created by the Board of Trustees pursuant to Section 7.2.7.

Excepted Holder Limit. The term “Excepted Holder Limit” shall mean for each Excepted Holder, the percentage limit established by the Board of Trustees for such Excepted Holder pursuant to Section 7.2.7, which limit may be expressed, in the discretion of the Board of Trustees, as one or more percentages and/or numbers of Equity Shares, and may apply with respect to one or more classes of Equity Shares or to all classes of Equity Shares in the aggregate, provided that the affected Excepted Holder agrees to comply with any requirements established by the Board of Trustees pursuant to Section 7.2.7 and subject to adjustment pursuant to Section 7.2.8.

Individual. The term “Individual” means an individual, a trust qualified under Section 401(a) or 501(c)(17) of the Code, a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, or a private foundation within the meaning of Section 509(a) of the Code, provided that, except as set forth in Section 856(h)(3)(A)(ii) of the Code, a trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code shall be excluded from this definition.

Initial Date. The term “Initial Date” shall mean the earlier of (i) the close of business on the date on which Spirit Realty Capital, Inc., a Maryland corporation (“SRC”), distributes 100% of the Common Shares of the Trust held by SRC to the holders of shares of common stock, $0.01 par value per share, of SRC after such distribution is completed or (ii) such other date as determined by the Board of Trustees in its sole discretion.

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Market Price. The term “Market Price” on any date shall mean, with respect to any class or series of outstanding Equity Shares, the Closing Price for such Equity Shares on such date. The “Closing Price” on any date shall mean the last sale price for such Equity Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Equity Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Equity Shares are not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Equity Shares are listed or admitted to trading or, if such Equity Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system on which such Equity Shares are quoted, or if such Equity Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Equity Shares selected by the Board of Trustees or, in the event that no trading price is available for such Equity Shares, the fair market value of the Equity Shares, as determined in good faith by the Board of Trustees.

NYSE. The term “NYSE” shall mean the New York Stock Exchange.

Person. The term “Person” shall mean an Individual, corporation, partnership, limited liability company, estate, trust, association, joint stock company or other entity.

Prohibited Owner. The term “Prohibited Owner” shall mean, with respect to any purported Transfer, any Person who, but for the provisions of Section 7.2.1, would Beneficially Own or Constructively Own Equity Shares, and if appropriate in the context, shall also mean any Person who would have been the record owner of the shares that the Prohibited Owner would have so owned.

Restriction Termination Date. The term “Restriction Termination Date” shall mean the first day after the Initial Date on which the Board of Trustees determines pursuant to Section 5.1 of the Declaration of Trust that it is no longer in the best interests of the Trust to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of Equity Shares set forth herein is no longer required in order for the Trust to qualify as a REIT.

Transfer. The term “Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire, or change its level of, Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Equity Shares or the right to vote or receive dividends on Equity Shares, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Equity Shares or any interest in Equity Shares or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Equity Shares; in each case, whether voluntary or involuntary, whether owned of record, Beneficially Owned or Constructively Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

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Section 7.2    Equity Shares.

7.2.1	Ownership Limitations. During the period commencing on the Initial Date and prior to the Restriction Termination Date, but subject to Section 7.4:

(a)	Basic Restrictions.

(i)	(1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Equity Shares in excess of the Aggregate Share Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Common Shares in excess of the Common Share Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own Equity Shares in excess of the Excepted Holder Limit for such Excepted Holder.

(ii)	No Person shall Beneficially or Constructively Own Equity Shares to the extent that such Beneficial or Constructive Ownership of Equity Shares could result in the Trust (or any direct or indirect subsidiary of the Trust that intends to qualify as a REIT) (A) being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or (B) otherwise failing to qualify as a REIT (including but not limited to Beneficial or Constructive Ownership that could result in the Trust Constructively Owning an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Trust from such tenant, taking into account any other income of the Trust that would not qualify under the gross income requirements of Section 856(c) of the Code, would cause the Trust to fail to satisfy any of such gross income requirements).

(iii)	Any Transfer of Equity Shares that, if effective, would result in the Equity Shares being beneficially owned by fewer than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Equity Shares.

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Without limitation of the application of any other provision of this Article VII, it is expressly intended that the restrictions on ownership and Transfer described in this Section 7.2.1 of Article VII shall apply to restrict the rights of any members or partners in limited liability companies or partnerships to exchange their interest in such entities for Equity Shares of the Trust.

(b)	Transfer in Trust. If any Transfer of Equity Shares (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning Equity Shares in violation of Section 7.2.1(a)(i) or (ii):

(i)	then that number of Equity Shares, the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 7.2.1(a)(i) or (ii) (rounded up to the nearest whole share) shall be automatically transferred to a Charitable Trust for the benefit of a Charitable Beneficiary, as described in Section 7.3, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such shares; or

(ii)	if the transfer to the Charitable Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 7.2.1(a)(i) or (ii), then the Transfer of that number of Equity Shares that otherwise would cause any Person to violate Section 7.2.1(a)(i) or (ii) shall be void ab initio, and the intended transferee shall acquire no rights in such Equity Shares.

(iii)

In determining which Equity Shares are to be transferred to a Charitable Trust in accordance with this Section 7.2.1(b) and Section 7.3 hereof, shares shall be so transferred to a Charitable Trust in such manner as minimizes the aggregate value of the shares that are transferred to the Charitable Trust (except as provided in Section 7.2.6) and, to the extent not inconsistent therewith, on a pro rata basis (unless otherwise determined by the Board of Trustees in its sole and absolute discretion). To the extent that, upon a transfer of Equity Shares pursuant to this Section 7.2.1(b), a violation of any provision of Section 7.2.1(a) would nonetheless occur or be continuing (as, for example, where the ownership of Equity Shares by a single Charitable Trust would result in the Equity Shares being Beneficially Owned (determined under the principles of Section 856(a)(5) of the Code) by fewer than 100 Persons), then Equity Shares shall be transferred to that number of

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Charitable Trusts, each having a Charitable Trustee and a Charitable Beneficiary or Beneficiaries that are distinct from those of each other Charitable Trust, such that there is no violation of any provision of Section 7.2.1(a) hereof.

7.2.2	Remedies for Breach. If the Board of Trustees shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 7.2.1 or that a Person intends or has attempted to acquire Beneficial Ownership or Constructive Ownership of any Equity Shares in violation of Section 7.2.1 (whether or not such violation is intended), the Board of Trustees or a committee thereof shall take such action as it deems advisable, in its sole and absolute discretion, to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Trust to redeem shares, refusing to give effect to such Transfer on the books of the Trust or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 7.2.1 shall automatically result in the transfer to the Charitable Trust described above, or, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Trustees or a committee thereof.

7.2.3	Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Equity Shares that will or may violate Section 7.2.1(a) or any Person who would have owned Equity Shares that resulted in a transfer to the Charitable Trust pursuant to the provisions of Section 7.2.1(b) shall immediately give written notice to the Trust of such event or, in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Trust such other information as the Trust may request in order to determine the effect, if any, of such Transfer on the Trust’s status as a REIT.

7.2.4	Owners Required To Provide Information. From the Initial Date and prior to the Restriction Termination Date, each Person who is a Beneficial Owner or Constructive Owner of Equity Shares and each Person (including the shareholder of record) who is holding Equity Shares for a Beneficial or Constructive Owner shall, on demand, provide to the Trust in writing such information as the Trust may request in order to determine the effect, if any, of such Beneficial Ownership or Constructive Ownership on the Trust’s status as a REIT and to ensure compliance with the Aggregate Share Ownership Limit, the Common Share Ownership Limit and the other restrictions set forth herein, and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

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7.2.5	Remedies Not Limited. Subject to Section 5.1 of the Declaration of Trust, nothing contained in this Section 7.2 shall limit the authority of the Board of Trustees to take such other action as it deems necessary or advisable to protect the Trust and the interests of its shareholders in preserving the Trust’s status as a REIT.

7.2.6	Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Article VII, including Section 7.2, Section 7.3, or any definition contained in Section 7.1 or any defined term used in this Article VII but defined elsewhere in the Declaration of Trust, the Board of Trustees shall have the power to determine the application of the provisions of this Article VII with respect to any situation based on the facts known to it. In the event Section 7.2 or Section 7.3 requires an action by the Board of Trustees and the Declaration of Trust fails to provide specific guidance with respect to such action, the Board of Trustees shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Section 7.1, Section 7.2 or Section 7.3.

7.2.7	Exceptions.

(a)	Subject to Section 7.2.1(a)(ii), the Board of Trustees, subject to the Trustees’ duties under applicable law, may exempt (prospectively or retroactively) a Person from the Aggregate Share Ownership Limit and/or the Common Share Ownership Limit, as the case may be, and, if necessary, shall establish or increase an Excepted Holder Limit for such Person, if the Board of Trustees determines, based on such representations, covenants and undertakings from such Person to the extent required by the Board of Trustees, and as are necessary or prudent to ascertain, as determined by the Board of Trustees in its sole discretion, that such exemption could not cause or permit:

(i)	five or fewer Individuals to Beneficially Own more than 49% in value of the outstanding Equity Shares (taking into account the then current Common Share Ownership Limit and Aggregate Share Ownership Limit, any then existing Excepted Holder Limits, and the Excepted Holder Limit of such Person); or

(ii)

the Trust to Constructively Own an interest in any tenant of the Trust or any tenant of any entity directly or indirectly owned, in whole or in part, by the Trust (for this purpose, the Board of Trustees may determine in its sole and absolute discretion that a tenant shall not be treated as a tenant of the Trust if (a) the Trust could not Constructively Own more than a 9.9% interest (that is described in Section

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856(d)(2)(B) of the Code) in any such tenant; or (b) the Trust (directly, or through an entity directly or indirectly owned, in whole or in part, by the Trust) derives (and is expected to continue to derive) a sufficiently small amount of revenue from such tenant such that, in the opinion of the Board of Trustees, rent from such tenant would not adversely affect the Trust’s ability to qualify as a REIT).

(b)	Prior to granting any exception pursuant to Section 7.2.7(a), the Board of Trustees may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Trustees in its sole and absolute discretion, as it may deem necessary or advisable in order to determine or ensure the Trust’s status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Trustees may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

(c)	Subject to Section 7.2.1(a)(ii), an underwriter which participates in a public offering or a private placement of Equity Shares (or securities convertible into or exchangeable for Equity Shares) may Beneficially Own or Constructively Own Equity Shares (or securities convertible into or exchangeable for Equity Shares) in excess of the Common Share Ownership Limit, the Aggregate Share Ownership Limit, or both such limits, but only to the extent necessary to facilitate such public offering or private placement.

(d)	The Board of Trustees may only reduce the Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time, or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Common Share Ownership Limit or the Aggregate Share Ownership Limit, as applicable.

7.2.8

Increase or Decrease in Aggregate Share Ownership and Common Share Ownership Limits. Subject to Section 7.2.1(a)(ii) and the rest of this Section 7.2.8, the Board of Trustees may, in its sole and absolute discretion, from time to time increase or decrease the Common Share Ownership Limit and/or the Aggregate Share Ownership Limit for one or more Persons; provided, however, that a decreased Common Share Ownership Limit and/or Aggregate Share Ownership Limit will not be effective for any Person who Beneficially Owns or Constructively Owns, as applicable, Equity Shares in excess of such decreased Common Share Ownership Limit and/or Aggregate Share Ownership Limit at the time

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such limit is decreased, until such time as such Person’s Beneficial Ownership or Constructive Ownership of Equity Shares, as applicable, equals or falls below the decreased Common Share Ownership Limit and/or Aggregate Share Ownership Limit, but any further acquisition of Equity Shares or increased Beneficial Ownership or Constructive Ownership of Equity Shares, during the period that such decreased Common Share Ownership Limit and/or Aggregate Share Ownership Limit is not effective with respect to such Person, will be in violation of the Common Share Ownership Limit and/or Aggregate Share Ownership Limit and, provided further, that the new Common Share Ownership Limit and/or Aggregate Share Ownership Limit (taking into account any then existing Excepted Holder Limits to the extent appropriate as determined by the Trust) would not allow five or fewer Persons to Beneficially Own more than 49% in value of the outstanding Equity Shares.

7.2.9	Legend. Each certificate representing Equity Shares, if any, shall bear substantially the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE TRUST’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE TRUST’S DECLARATION OF TRUST, (I) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN THE TRUST’S COMMON SHARES IN EXCESS OF THE COMMON SHARE OWNERSHIP LIMIT UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (II) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN EQUITY SHARES OF THE TRUST IN EXCESS OF THE AGGREGATE SHARE OWNERSHIP LIMIT, UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (III) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN EQUITY SHARES THAT WOULD RESULT IN THE TRUST (OR ANY DIRECT OR INDIRECT SUBSIDIARY OF THE TRUST THAT INTENDS TO QUALIFY AS A REIT) BEING “CLOSELY HELD” UNDER SECTION 856(H) OF THE CODE OR OTHERWISE CAUSE THE TRUST (OR ANY SUCH SUBSIDIARY) TO FAIL TO QUALIFY AS A REIT; AND (IV) NO PERSON MAY TRANSFER EQUITY SHARES IF SUCH TRANSFER WOULD RESULT IN THE EQUITY SHARES OF THE TRUST BEING OWNED BY FEWER THAN 100 PERSONS. ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN EQUITY SHARES WHICH CAUSE OR WILL CAUSE A PERSON TO BENEFICIALLY OR CONSTRUCTIVELY OWN EQUITY SHARES IN EXCESS OR IN VIOLATION OF THE ABOVE LIMITATIONS MUST

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IMMEDIATELY NOTIFY THE TRUST. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP SET FORTH IN (I) THROUGH (III) ABOVE ARE VIOLATED, THE EQUITY SHARES REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO A CHARITABLE TRUSTEE OF A CHARITABLE TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, THE TRUST MAY TAKE OTHER ACTIONS, INCLUDING REDEEMING SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF TRUSTEES IN ITS SOLE AND ABSOLUTE DISCRETION IF THE BOARD OF TRUSTEES DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. FURTHERMORE, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL CAPITALIZED TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE DECLARATION OF TRUST OF THE TRUST, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF EQUITY SHARES OF THE TRUST ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE TRUST AT ITS PRINCIPAL OFFICE.

Instead of the foregoing legend, a certificate may state that the Trust will furnish a full statement about certain restrictions on ownership and transfer of the shares to a shareholder on request and without charge.

Section 7.3    Transfer of Equity Shares in Trust.

7.3.1	Ownership in Trust. Upon any purported Transfer or other event described in Section 7.2.1(b) that would result in a transfer of Equity Shares to a Charitable Trust, such Equity Shares shall be deemed to have been transferred to the Charitable Trustee as trustee of a Charitable Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Charitable Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Charitable Trust pursuant to Section 7.2.1(b). The Charitable Trustee shall be appointed by the Trust and shall be a Person unaffiliated with the Trust and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Trust as provided in Section 7.3.6.

7.3.2

Status of Shares Held by the Charitable Trustee. Equity Shares held by the Charitable Trustee shall be issued and outstanding Equity Shares of the Trust. The Prohibited Owner shall have no rights in the shares held by the Charitable Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Charitable Trustee, shall

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have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares held in the Charitable Trust. The Prohibited Owner shall have no claim, cause of action, or any other recourse whatsoever against the purported transferor of such Equity Shares.

7.3.3	Dividend and Voting Rights. The Charitable Trustee shall have all voting rights and rights to dividends or other distributions with respect to Equity Shares held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Trust that the Equity Shares have been transferred to the Charitable Trustee shall be paid by the recipient of such dividend or other distribution to the Charitable Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Charitable Trustee. Any dividend or distribution so paid to the Charitable Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares held in the Charitable Trust and, subject to Maryland law, effective as of the date that the Equity Shares have been transferred to the Charitable Trustee, the Charitable Trustee shall have the authority (at the Charitable Trustee’s sole and absolute discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Trust that the Equity Shares have been transferred to the Charitable Trustee and (ii) to recast such vote in accordance with the desires of the Charitable Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Trust has already taken irreversible corporate action, then the Charitable Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article VII, until the Trust has received notification that Equity Shares have been transferred into a Charitable Trust, the Trust shall be entitled to rely on its share transfer and other shareholder records for purposes of preparing lists of shareholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of shareholders.

7.3.4

Sale of Shares by Charitable Trustee. Within 20 days of receiving notice from the Trust that Equity Shares have been transferred to the Charitable Trust, the Charitable Trustee of the Charitable Trust shall sell the shares held in the Charitable Trust to a Person or Persons, designated by the Charitable Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 7.2.1(a). Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 7.3.4. The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event

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causing the shares to be held in the Charitable Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Charitable Trust and (2) the price per share received by the Charitable Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares held in the Charitable Trust. The Charitable Trustee shall reduce the amount payable to the Prohibited Owner by the amount of dividends and other distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Charitable Trustee pursuant to Section 7.3.3 of this Article VII. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Trust that Equity Shares have been transferred to the Charitable Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Charitable Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 7.3.4, such excess shall be paid to the Charitable Trustee upon demand.

7.3.5	Purchase Right in Equity Shares Transferred to the Charitable Trustee. Equity Shares transferred to the Charitable Trustee shall be deemed to have been offered for sale to the Trust, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Charitable Trust (or, in the case of a gift, devise or other transaction, the Market Price at the time of such gift, devise or other transaction) and (ii) the Market Price on the date the Trust, or its designee, accepts such offer. The Trust shall reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions which has been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Charitable Trustee pursuant to Section 7.3.3 of this Article VII. The Trust shall pay the amount of such reduction to the Charitable Trustee for the benefit of the Charitable Beneficiary. The Trust shall have the right to accept such offer until the Charitable Trustee has sold the shares held in the Charitable Trust pursuant to Section 7.3.4. Upon such a sale to the Trust, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

7.3.6

Designation of Charitable Beneficiaries. By written notice to the Charitable Trustee, the Trust shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that the Equity Shares held in the Charitable Trust would not violate the restrictions set forth in Section 7.2.1(a) in the hands of such Charitable Beneficiary. Neither the failure of the Trust to make such designation nor the failure of the Trust to appoint the Charitable Trustee before the automatic transfer provided for in Section 7.2.1(b)(i)

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shall make such transfer ineffective, provided that the Trust thereafter makes such designation and appointment. The designation of a nonprofit organization as a Charitable Beneficiary shall not entitle such nonprofit organization to continue to serve in such capacity and the Trust may, in its sole discretion, designate a different nonprofit organization as the Charitable Beneficiary at any time and for any or no reason, provided, however, that if a Charitable Beneficiary was designated at the time the Equity Shares were placed in the Charitable Trust, such Charitable Beneficiary shall be entitled to the rights set forth in herein with respect to such Equity Shares, unless and until the Trust opts to purchase such shares.

Section 7.4    NYSE Transactions. Nothing in this Article VII shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article VII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VII.

Section 7.5    Enforcement. The Trust is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VII.

Section 7.6    Non-Waiver. No delay or failure on the part of the Trust or the Board of Trustees in exercising any right hereunder shall operate as a waiver of any right of the Trust or the Board of Trustees, as the case may be, except to the extent specifically waived in writing.

Section 7.7    Severability. If any provision of this Article VII or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provisions shall be affected only to the extent necessary to comply with the determination of such court.

ARTICLE VIII

SHAREHOLDERS

Section 8.1    Meetings. There shall be an annual meeting of the shareholders, to be held on proper notice at such time and convenient location as shall be determined by or in the manner prescribed in the Bylaws, for the election of the Trustees, if required, and for the transaction of any other business within the powers of the Trust. Except as otherwise provided in the Declaration of Trust, special meetings of shareholders may be called in the manner provided in the Bylaws. If there are no Trustees, the officers of the Trust shall promptly call a special meeting of the shareholders entitled to vote for the election of successor Trustees. Any meeting may be adjourned and reconvened as the Trustees determine or as provided in the Bylaws.

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Section 8.2    Voting Rights. Subject to the provisions of any class or series of Shares then outstanding, the shareholders shall be entitled to vote only on the following matters: (a) election of Trustees as provided in Section 5.3 and the removal of Trustees as provided in Section 5.4; (b) amendment of the Declaration of Trust as provided in Section 10.3 or amendment of the Bylaws to the extent provided therein; (c) termination of the Trust as provided in Section 12.2; (d) merger or consolidation of the Trust, or the sale or disposition of substantially all of the assets of the Trust (the “Trust Property”), as provided in Article XI; and (e) such other matters with respect to which the Board of Trustees has adopted a resolution declaring that a proposed action is advisable and directing that the matter be submitted to the shareholders for approval or ratification. Except with respect to the foregoing matters, no action taken by the shareholders at any meeting shall in any way bind the Board of Trustees.

Section 8.3    Preemptive and Appraisal Rights. Except as may be provided by the Board of Trustees in setting the terms of classified or reclassified Shares pursuant to Section 6.4, or as may otherwise be provided by contract, no holder of Shares shall, as such holder, (a) have any preemptive right to purchase or subscribe for any additional Shares of the Trust or any other security of the Trust which it may issue or sell or (b) have any right to require the Trust to pay him the fair value of his Shares in an appraisal or similar proceeding.

Section 8.4    Extraordinary Actions. Except as specifically provided in Section 5.4 (relating to removal of Trustees) and in Article X (relating to certain amendments of the Declaration of Trust of the Trust), notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of a greater number of votes, any such action shall be effective and valid if declared advisable by the Board of Trustees and taken or approved by the affirmative vote of holders of Shares entitled to cast a majority of all the votes entitled to be cast on the matter.

ARTICLE IX

LIABILITY LIMITATION, INDEMNIFICATION

AND TRANSACTIONS WITH THE TRUST

Section 9.1    Limitation of Shareholder Liability. No shareholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Trust by reason of his being a shareholder, nor shall any shareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the property or the affairs of the Trust by reason of his being a shareholder.

Section 9.2    Limitation of Trustee and Officer Liability. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of trustees and officers of a real estate investment trust, no Trustee or officer of the Trust shall be liable to the Trust or to any shareholder for money damages. Neither the amendment nor repeal of this Section 9.2, nor the adoption or amendment of any other provision of the Declaration of Trust inconsistent with this Section 9.2, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. In the absence of any Maryland statute limiting the liability of trustees and officers of a Maryland real estate investment trust for money damages in a suit by or

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on behalf of the Trust or by any shareholder, no Trustee or officer of the Trust shall be liable to the Trust or to any shareholder for money damages except to the extent that (a) the Trustee or officer actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (b) a judgment or other final adjudication adverse to the Trustee or officer is entered in a proceeding based on a finding in the proceeding that the Trustee’s or officer’s action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

Section 9.3    Indemnification. The Trust shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former Trustee or officer of the Trust and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a Trustee or officer of the Trust and at the request of the Trust, serves or has served as a director, officer, partner, member, manager, trustee, employee or agent of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity. The Trust shall have the power, with the approval of the Board of Trustees, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Trust in any of the capacities described in (a) or (b) above and to any employee or agent of the Trust or a predecessor of the Trust.

Section 9.4    Transactions Between the Trust and its Trustees, Officers, Employees and Agents. Subject to any express restrictions in the Declaration of Trust or adopted by the Trustees in the Bylaws or by resolution, the Trust may enter into any contract or transaction of any kind with any person, including any Trustee, officer, employee or agent of the Trust or any person affiliated with a Trustee, officer, employee or agent of the Trust, whether or not any of them has a financial interest in such transaction.

ARTICLE X

AMENDMENTS

Section 10.1    General. The Trust reserves the right from time to time to make any amendment to the Declaration of Trust, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Declaration of Trust, of any Shares. All rights and powers conferred by the Declaration of Trust on shareholders, Trustees and officers are granted subject to this reservation. An amendment to the Declaration of Trust (a) shall be signed and acknowledged by at least a majority of the Trustees, or an officer duly authorized by at least a majority of the Trustees, (b) shall be filed for record as provided in Section 13.5 and (c) shall become effective as of the later of the time the SDAT accepts the amendment for record or the time established in the amendment, not to exceed 30 days after the amendment is accepted for record. All references to the Declaration of Trust shall include all amendments thereto.

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Section 10.2    By Trustees. The Trustees may amend the Declaration of Trust from time to time, in the manner provided by Title 8, without any action by the shareholders, to qualify as a REIT under the Code or as a real estate investment trust under Title 8 and as otherwise provided in the Declaration of Trust.

Section 10.3    By Shareholders. Subject to the provisions of any class or series of Shares then outstanding, except (a) as provided in Section 10.2, (b) for amendments to Section 5.4 or the next sentence of the Declaration of Trust or (c) where approval of the shareholders is not required by Title 8 or by a specific provision of the Declaration of Trust or would not be required if the Trust were a Maryland corporation, any amendment to the Declaration of Trust shall be valid only if declared advisable by the Board of Trustees and approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter. However, any amendment to Section 5.4 or to this sentence of the Declaration of Trust shall be valid only if declared advisable by the Board of Trustees and approved by the affirmative vote of holders of shares entitled to cast at least of two-thirds of all the votes entitled to be cast on the matter.

ARTICLE XI

MERGER, CONSOLIDATION OR SALE OF TRUST PROPERTY

Subject to the provisions of any class or series of Shares at the time outstanding, the Trust may (a) merge the Trust with or into another entity, (b) consolidate the Trust with one or more other entities into a new entity or (c) sell, lease, exchange or otherwise transfer all or substantially all of the Trust Property.

ARTICLE XII

DURATION AND TERMINATION OF TRUST

Section 12.1    Duration. The Trust shall continue perpetually unless terminated pursuant to Section 12.2 or pursuant to any applicable provision of Title 8.

Section 12.2    Termination.

Section 12.2.1    Subject to the provisions of any class or series of Shares at the time outstanding, after approval by a majority of the entire Board of Trustees, the Trust may be terminated at any meeting of shareholders by the affirmative vote of a majority of all the votes entitled to be cast on the matter. Upon the termination of the Trust:

(a)    The Trust shall carry on no business except for the purpose of winding up its affairs.

(b)    The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under the Declaration of Trust shall continue, including the powers to fulfill or discharge the Trust’s contracts, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining property of the Trust to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities, or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business.

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(c)    After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and agreements as the Trustees deem necessary for their protection, the Trust may distribute the remaining property of the Trust among the shareholders of the Trust so that, after payment in full or the setting apart for payment of such preferential amounts, if any, to which the holders of any Shares at the time outstanding shall be entitled, the remaining property of the Trust shall, subject to any participating or similar rights of Shares at the time outstanding, be distributed ratably among the holders of Common Shares at the time outstanding.

Section 12.2.2    After termination of the Trust, the liquidation of its business and the distribution to the shareholders of the Trust as herein provided, a majority of the Trustees shall execute and file with the Trust’s records a document certifying that the Trust has been duly terminated, and the Trustees shall be discharged from all liabilities and duties hereunder, and the rights and interests of all shareholders of the Trust shall cease.

ARTICLE XIII

MISCELLANEOUS

Section 13.1    Governing Law. The Declaration of Trust is executed by the undersigned Trustees and delivered in the State of Maryland with reference to the laws thereof, and the rights of all parties and the validity, construction and effect of every provision hereof shall be subject to and construed according to the laws of the State of Maryland without regard to conflicts of laws provisions thereof.

Section 13.2    Reliance by Third Parties. Any certificate shall be final and conclusive as to any person dealing with the Trust if executed by the Secretary or an Assistant Secretary of the Trust or a Trustee, and if certifying to: (a) the number or identity of Trustees, officers of the Trust or shareholders; (b) the due authorization of the execution of any document; (c) the action or vote taken, and the existence of a quorum, at a meeting of the Board of Trustees or shareholders; (d) a copy of the Declaration of Trust or of the Bylaws as a true and complete copy as then in force; (e) an amendment to the Declaration of Trust; (f) the termination of the Trust; or (g) the existence of any fact relating to the affairs of the Trust. No purchaser, lender, transfer agent or other person shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trust on its behalf or by any officer, employee or agent of the Trust.

Section 13.3    Severability.

Section 13.3.1    The provisions of the Declaration of Trust are severable, and if the Board of Trustees shall determine, with the advice of counsel, that any one or more of such provisions (the “Conflicting Provisions”) are in conflict with the Code, Title 8 or other applicable federal or state laws, the Conflicting Provisions, to the extent of the conflict, shall be deemed never to have constituted a part of the Declaration of Trust, even without any

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amendment of the Declaration of Trust pursuant to Article X and without affecting or impairing any of the remaining provisions of the Declaration of Trust or rendering invalid or improper any action taken or omitted prior to such determination. No Trustee shall be liable for making or failing to make such a determination. In the event of any such determination by the Board of Trustees, the Board shall amend the Declaration of Trust in the manner provided in Section 10.2.

Section 13.3.2    If any provision of the Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such holding shall apply only to the extent of any such invalidity or unenforceability and shall not in any manner affect, impair or render invalid or unenforceable such provision in any other jurisdiction or any other provision of the Declaration of Trust in any jurisdiction.

Section 13.4    Construction. In the Declaration of Trust, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of the Declaration of Trust. In defining or interpreting the powers and duties of the Trust and its Trustees and officers, reference may be made by the Trustees or officers, to the extent appropriate and not inconsistent with the Code or Title 8, to Titles 1 through 3 of the Corporations and Associations Article of the Annotated Code of Maryland. In furtherance and not in limitation of the foregoing, in accordance with the provisions of Title 3, Subtitles 6 and 7, of the Corporations and Associations Article of the Annotated Code of Maryland, the Trust shall be included within the definition of “corporation” for purposes of such provisions.

Section 13.5    Recordation. The Declaration of Trust and any amendment hereto shall be filed for record with the SDAT and may also be filed or recorded in such other places as the Trustees deem appropriate, but failure to file for record the Declaration of Trust or any amendment hereto in any office other than in the State of Maryland shall not affect or impair the validity or effectiveness of the Declaration of Trust or any amendment hereto. A restated Declaration of Trust shall, upon filing, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration of Trust and the various amendments thereto.

Section 13.6    Maryland Anti-Takeover Statutes. Notwithstanding any other provision of the Declaration of Trust or the Bylaws: (i) the Trust expressly elects not to be governed by the provisions of Section 3-602 of the MGCL, in whole or in part, as to any Business Combination between the Trust and any Interested Stockholder or any Affiliate of an Interested Stockholder (as such terms are defined in Section 3-601 of the MGCL) of the Trust, and any such Business Combination shall be exempted from the provisions of Section 3-602 of the MGCL; and (ii) the Trust is prohibited from electing to be subject to Section 3-803 of the MGCL unless such election is first approved by the shareholders of the Trust by the affirmative vote of a majority of all the votes entitled to be cast on the matter.

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THIRD:    The foregoing amendment to, and restatement of, the Declaration of Trust has been duly advised by the Board of Trustees and approved by the shareholders of the Trust as required by law.

FOURTH:    The name and address of the Trust’s current resident agent is as set forth in Article IV of the foregoing amendment and restatement of the Declaration of Trust.

FIFTH:    The number of Trustees of the Trust and the names of those Trustees currently in office are set forth in Section 5.2 of Article V of the foregoing amendment and restatement of the Declaration of Trust.

SIXTH:    These Articles of Amendment and Restatement shall become effective as of the later of (i) the time the SDAT accepts these Articles of Amendment and Restatement for record, or (ii) 4:00 p.m., Eastern Time, on May 31, 2018.

SEVENTH:    The undersigned President of the Trust acknowledges these Articles of Amendment and Restatement to be the trust act of the Trust and, as to all matters or facts required to be verified under oath, the undersigned President of the Trust acknowledges that to the best of his knowledge, information, and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Trust has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and attested to by its Secretary as of the 31st day of May, 2018.

ATTEST:		SPIRIT MTA REIT

/s/ Jay Young		By:	/s/ Ricardo Rodriguez
Name:	Jay Young	Name:	Ricardo Rodriguez
Title:	Secretary	Title:	Chief Executive Officer and President

EXHIBIT A

SPIRIT MTA REIT

Terms and Conditions of the 10% Series A Cumulative

Redeemable Preferred Shares of Beneficial Interest

The designation, number of shares, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, transfers, qualifications, terms and conditions of redemption and other terms and conditions of the separate series of Preferred Shares of Spirit MTA REIT, a Maryland real estate investment trust (the “Trust”) designated as the 10.0% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest are as follows:

Section 1. Designation and Number. A series of Preferred Shares, designated the “10.0% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest” (the “Series A Preferred Shares”), is hereby established. The number of Series A Preferred Shares initially shall be 6,000,000.

Section 2. Rank. The Series A Preferred Shares will, with respect to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Trust, rank: (a) senior to all classes or series of the Trust’s common shares of beneficial interest, par value $0.01 per share (“Common Shares”), and all classes or series of shares of beneficial interest of the Trust now or hereafter authorized, issued or outstanding expressly designated as ranking junior to the Series A Preferred Shares as to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Trust; (b) on parity with any class or series of shares of beneficial interest of the Trust expressly designated as ranking on parity with the Series A Preferred Shares as to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Trust; and (c) junior to any class or series of shares of beneficial interest of the Trust expressly designated as ranking senior to the Series A Preferred Shares as to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Trust. The term “shares of beneficial interest” does not include convertible or exchangeable debt securities, which will rank senior to the Series A Preferred Shares prior to conversion or exchange. The Series A Preferred Shares will also rank junior in right of payment to the Trust’s existing and future debt obligations.

Section 3. Dividends.

(a) Subject to the preferential rights of the holders of any class or series of shares of beneficial interest of the Trust ranking senior to the Series A Preferred Shares as to dividends, the holders of shares of the Series A Preferred Shares shall be entitled to receive, when, as and if authorized by the Board of Trustees and declared by the Trust, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 10.0% per annum of the $25.00 liquidation preference per Series A Preferred Share (equivalent to a fixed annual amount of $2.50 per Series A Preferred Share). Such dividends shall accrue and be cumulative from and including the first date on which any Series A Preferred Shares are issued (the “Original Issue Date”) and shall be payable quarterly in arrears on each Dividend Payment Date (as defined below), commencing June 30, 2018; provided, however, that if any Dividend Payment Date is not a Business Day (as defined below), then the dividend which would otherwise have been payable on such Dividend Payment Date may be paid, at the Trust’s option, on either the immediately preceding Business Day or the next succeeding Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if paid on such Dividend Payment Date, and no interest or additional dividends or other sums shall accrue on the amount so payable from such Dividend Payment Date to such next succeeding Business Day. The amount of any dividend payable on the Series A Preferred Shares for any partial Dividend Period (as defined below) shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the shareholder records of the Trust at the close of business on the applicable Dividend Record Date (as defined below). Notwithstanding any provision to the contrary contained herein, each outstanding Series A Preferred Share shall be entitled to receive a dividend with respect to any Dividend Record Date equal to the dividend paid with respect to each other Series A Preferred Share that is outstanding on such date. “Dividend Record Date” shall mean the date designated by the Board of Trustees for the payment of dividends that is not more than 35 or fewer than 10 days prior to the applicable Dividend Payment Date. “Dividend Payment Date” shall mean the last calendar day of each March, June, September and December, commencing on June 30, 2018. “Dividend Period” shall mean the respective periods commencing on and including the first day of January, April, July and October of each year and ending on, and including, the last day of March, June, September and December (other than the initial Dividend Period, which shall commence on the Original Issue Date and end on and include June 30, 2018, and other than the Dividend Period during which any Series A Preferred Shares shall be redeemed pursuant to Section 5 or Section 6 hereof, which shall end on and include the day preceding the redemption date with respect to the Series A Preferred Shares being redeemed).

The term “Business Day” shall mean each day, other than a Saturday or a Sunday, which is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

(b) Notwithstanding anything contained herein to the contrary, dividends on the Series A Preferred Shares shall accrue whether or not the Trust has earnings, whether or not there are funds legally available for the payment of such dividends, and whether or not such dividends are authorized or declared.

(c) Except as provided in Section 3(d) below, no dividends shall be declared and paid or declared and set apart for payment, and no other distribution of cash or other property may be declared and made, directly or indirectly, on or with respect to, any Common Shares or any other class or series of shares of beneficial interest of the Trust ranking, as to dividends, on parity with or junior to the Series A Preferred Shares (other than a dividend paid in Common Shares or in any other class or series of shares of beneficial interest ranking junior to the Series A Preferred Shares as to payment of dividends and the distribution of assets upon the Trust’s liquidation, dissolution or winding up) for any period, nor shall any Common Shares or any other class or series of shares of beneficial interest of the Trust ranking, as to payment of dividends and the distribution of assets upon the Trust’s liquidation, dissolution or winding up, on parity with or junior to the Series A Preferred Shares be redeemed, purchased or otherwise acquired for any consideration, nor shall any funds be paid or made available for a sinking fund for the redemption of such shares, and no other distribution of cash or other property may be made, directly or indirectly, on or with respect thereto by the Trust (except by conversion into or exchange for other class or series of shares of beneficial interest of the Trust ranking junior to the Series A Preferred Shares as to payment of dividends and the distribution of assets upon the Trust’s liquidation, dissolution or winding up, and except for the acquisition of shares made pursuant to the provisions of Article VII of the Declaration of Trust or Section 9 hereof), unless full cumulative dividends on the Series A Preferred Shares for all past Dividend Periods shall have been or contemporaneously are (i) declared and paid in cash or (ii) declared and a sum sufficient for the payment thereof in cash is set apart for such payment.

(d) When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) on the Series A Preferred Shares and any other class or series of shares of beneficial interest ranking, as to dividends, on parity with the Series A Preferred Shares, all dividends declared upon the Series A Preferred Shares and each such other class or series of shares of beneficial interest ranking, as to dividends, on parity with the Series A Preferred Shares shall be declared pro rata so that the amount of dividends declared per Series A Preferred Share and such other class or series of shares of beneficial interest shall in all cases bear to each other the same ratio that accrued dividends per share on the Series A Preferred Shares and such other class or series of shares of beneficial interest (which shall not include any accrual in respect of unpaid dividends on such other class or series of shares of beneficial interest for prior Dividend Periods if such other class or series of shares of beneficial interest does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Shares which may be in arrears.

(e) Holders of Series A Preferred Shares shall not be entitled to any dividend, whether payable in cash, property or shares of beneficial interest, in excess of full cumulative dividends on the Series A Preferred Shares as provided herein. Any dividend payment made on the Series A Preferred Shares shall first be credited against the earliest accrued but unpaid dividends due with respect to such shares which remain payable. Accrued but unpaid dividends on the Series A Preferred Shares will accumulate as of the Dividend Payment Date on which they first become payable.

Section 4. Liquidation Preference.

(a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Trust, before any distribution or payment shall be made to holders of Common Shares or any other class or series of shares of beneficial interest of the Trust ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of the Trust, junior to the Series A Preferred Shares, the holders of Series A Preferred Shares shall be entitled to be paid out of the assets of the Trust legally available for distribution to its shareholders, after payment of or provision for the debts and other liabilities of the Trust and, subject to compliance with section 7(f)(i) of these Articles Supplementary, any class or series of shares of beneficial interest of the Trust ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of the Trust, senior to the Series A Preferred Shares, a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid dividends (whether or not authorized or declared) up to but excluding the date of payment. In the event that, upon such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Trust are insufficient to pay the full amount of the liquidating distributions on all outstanding Series A Preferred Shares and the corresponding amounts payable on all shares of other classes or series of shares of beneficial interest of the Trust ranking, as to rights upon the Trust’s liquidation, dissolution or winding up, on parity with the Series A Preferred Shares in the distribution of assets, then the holders of the Series A Preferred Shares and each such other class or series of shares of beneficial interest ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up, on parity with the Series A Preferred Shares shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. Written notice of any such voluntary or involuntary liquidation, dissolution or winding up of the Trust, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not fewer than 30 or more than 60 days prior to the payment date stated therein, to each record holder of Series A Preferred Shares at the respective addresses of such holders as the same shall appear on the share transfer records of the Trust.

After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Shares will have no right or claim to any of the remaining assets of the Trust. The consolidation or merger of the Trust with or into any other corporation, trust or entity, or the voluntary sale, lease, transfer or conveyance of all or substantially all of the property or business of the Trust, shall not be deemed to constitute a liquidation, dissolution or winding up of the Trust.

(b) In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of beneficial interest of the Trust or otherwise, is permitted under Maryland law, amounts that would be needed, if the Trust were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of Series A Preferred Shares shall not be added to the Trust’s total liabilities.

Section 5. Redemption.

(a) Series A Preferred Shares shall not be redeemable prior to May 31, 2023 except as set forth in Section 6 hereof or to preserve the status of the Trust as a REIT (as defined in Section 9(a) hereof) for United States federal income tax purposes. In addition, the Series A Preferred Shares shall be subject to the provisions of Section 9 hereof pursuant to which Series A Preferred Shares owned by a shareholder in excess of the Series A Ownership Limit (as defined in Section 9(a) hereof) shall automatically be transferred to a Trust (as defined in Section 9(a) hereof) for the exclusive benefit of a Charitable Beneficiary (as defined in Section 9(a) hereof).

(b) On and after May 31, 2023, the Trust, at its option, upon not fewer than 30 or more than 60 days’ written notice, may redeem the Series A Preferred Shares, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends (whether or not authorized or declared) thereon up to but not including the date fixed for redemption, without interest, to the extent the Trust has funds legally available therefor (the “Redemption Right”). If fewer than all of the outstanding Series A Preferred Shares are to be redeemed, the Series A Preferred Shares to be redeemed shall be redeemed pro rata (as nearly as may be practicable without creating fractional shares) or by lot as determined by the Trust. If redemption is to be by lot and, as a result, any holder of Series A Preferred Shares would have actual ownership, Beneficial Ownership or Constructive Ownership (each as defined in Section 9(a) hereof) in excess of the Series A Ownership Limit, the Aggregate Share Ownership Limit (as defined in Section 9(a) hereof), or such other limit as permitted by the Board of Trustees or a committee thereof pursuant to Section 9(b)(vii) hereof, because such holder’s Series A Preferred Shares were not redeemed, or were only redeemed in part, then, except as otherwise provided in the Declaration of Trust, the Trust shall redeem the requisite number of Series A Preferred Shares of such holder such that no holder will hold an amount of Series A Preferred Shares in excess of the applicable ownership limit, subsequent to such redemption. Holders of Series A Preferred Shares to be redeemed shall surrender such Series A Preferred Shares at the place, or in accordance with the book-entry procedures, designated in such notice and shall be entitled to the redemption price of $25.00 per share and any accrued and unpaid dividends payable upon such redemption following such surrender. If (i) notice of redemption of any Series A Preferred Shares has been given (in the case of a redemption of the Series A Preferred Shares other than to preserve the status of the Trust as a REIT), (ii) the funds necessary for such redemption have been set aside by the Trust in trust for the benefit of the holders of any Series A Preferred Shares so called for redemption, and (iii) irrevocable instructions have been given to pay the redemption price and all accrued and unpaid dividends, then from and after the redemption date, dividends shall cease to accrue on such Series A Preferred Shares, such Series A Preferred Shares shall no longer be deemed outstanding, and all rights of the holders of such shares shall terminate, except the right to receive the redemption price plus any accrued and unpaid dividends payable upon such redemption, without interest. So long as full cumulative dividends on the Series A Preferred Shares for all past Dividend Periods shall have been or contemporaneously are (i) declared and paid in cash, or (ii) declared and a sum sufficient for the payment thereof in cash is set apart for payment, nothing herein shall prevent or restrict the Trust’s right or ability to purchase, from time to time, either at a public or a private sale, all or any part of the Series A Preferred Shares at such price or prices as the Trust may determine, subject to the provisions of applicable law, including the repurchase of Series A Preferred Shares in open-market transactions duly authorized by the Board of Trustees.

(c) The Trust may, at any time, redeem any or all of the Series A Preferred Shares to preserve the status of the Trust as a REIT for U.S. federal income tax purposes, in which case such redemption shall be made in accordance with the terms and conditions set forth in this Section 5 of these Articles Supplementary. If the Trust calls for redemption of any Series A Preferred Shares pursuant to and in accordance with this Section 5(c), then the redemption price for such shares will be an amount in cash equal to $25.00 per share together with all accrued and unpaid dividends to but excluding the dated fixed for redemption.

(d) Unless full cumulative dividends on the Series A Preferred Shares for all past Dividend Periods shall have been or contemporaneously are (i) declared and paid in cash, or (ii) declared and a sum sufficient for the payment thereof in cash is set apart for payment, no Series A Preferred Shares shall be redeemed pursuant to the Redemption Right or Special Optional Redemption Right (defined below) unless all outstanding Series A Preferred Shares are simultaneously redeemed, and the Trust shall not purchase or otherwise acquire directly or indirectly any Series A Preferred Shares or any class or series of shares of beneficial interest of the Trust ranking, as to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Trust, on parity with or junior to the Series A Preferred Shares (except by conversion into or exchange for shares of beneficial interest of the Trust ranking, as to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Trust, junior to the Series A Preferred Shares); provided, however, that the foregoing shall not prevent the purchase of Series A Preferred Shares, or any other class or series of shares of beneficial interest of the Trust ranking, as to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Trust, on parity with or junior to the Series A Preferred Shares, by the Trust in accordance with the terms of Sections 5(c) and 9 of these Articles Supplementary or otherwise, in order to ensure that the Trust remains qualified as a REIT for United States federal income tax purposes, or the purchase or acquisition of Series A Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series A Preferred Shares.

(e) Notice of redemption pursuant to the Redemption Right will be mailed by the Trust, postage prepaid, not fewer than 30 or more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series A Preferred Shares to be redeemed at their respective addresses as they appear on the transfer records of the Trust. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series A Preferred Shares except as to the holder to whom such notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series A Preferred Shares may be listed or admitted to trading, each such notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the number of Series A Preferred Shares to be redeemed; (iv) the place or places where the certificates, if any, representing Series A Preferred Shares are to be surrendered for payment of the redemption price; (v) procedures for surrendering noncertificated Series A Preferred Shares for payment of the redemption price; (vi) that dividends on the Series A Preferred Shares to be redeemed will cease to accumulate on such redemption date; and (vii) that payment of the redemption price and any accumulated and unpaid dividends will be made upon presentation and surrender of such Series A Preferred Shares. If fewer than all of the Series A Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series A Preferred Shares held by such holder to be redeemed. Notwithstanding anything else to the contrary in these Articles Supplementary, the Trust shall not be required to provide notice to the holder of Series A Preferred Shares in the event such holder’s Series A Preferred Shares are redeemed in accordance with Sections 5(c) and 9 of these Articles Supplementary to preserve the Trust’s status as a REIT.

(f) If a redemption date falls after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, each holder of Series A Preferred Shares at the close of business of such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares on or prior to such Dividend Payment Date, and each holder of Series A Preferred Shares that surrenders its shares on such redemption date will be entitled to the dividends accruing after the end of the Dividend Period to which such Dividend Payment Date relates up to but excluding the redemption date. Except as provided herein, the Trust shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series A Preferred Shares for which a notice of redemption has been given.

(g) All Series A Preferred Shares redeemed or repurchased pursuant to this Section 5, or otherwise acquired in any other manner by the Trust, shall be retired and shall be restored to the status of authorized but unissued Preferred Shares, without designation as to series or class.

(h) The Series A Preferred Shares shall have no stated maturity and shall not be subject to any sinking fund or mandatory redemption; provided, however, that the Series A Preferred Shares owned by a shareholder in excess of the applicable ownership limit shall be subject to the provisions of this Section 5 and Section 9 of these Articles Supplementary.

Section 6. Special Optional Redemption by the Trust.

(a) Upon the occurrence of a Change of Control (as defined below), the Trust will have the option upon written notice mailed by the Trust, postage pre-paid, no fewer than 30 nor more than 60 days prior to the redemption date and addressed to the holders of record of the Series A Preferred Shares to be redeemed at their respective addresses as they appear on the share transfer records of the Trust, to redeem the Series A Preferred Shares, in whole or in part within 120 days after the first date on which such Change of Control occurred, for cash at $25.00 per share plus accrued and unpaid dividends, if any, to, but not including, the redemption date (“Special Optional Redemption Right”). No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series A Preferred Shares except as to the holder to whom notice was defective or not given. If, prior to the Change of Control Conversion Date (as defined below), the Trust has provided or provides notice of redemption with respect to the Series A Preferred Shares (whether pursuant to the Redemption Right or the Special Optional Redemption Right), the holders of Series A Preferred Shares will not have the conversion right described below in Section 8 of these Articles Supplementary.

A “Change of Control” is when, after the original issuance of the Series A Preferred Shares, the following have occurred and are continuing:

(i) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Trust entitling that person to exercise more than 50% of the total voting power of all shares of beneficial interest of the Trust entitled to vote generally in the election of the Trust’s trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

(ii) following the closing of any transaction referred to in (i) above, neither the Trust nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (the “NYSE”), the NYSE American (the “NYSE American”), or the NASDAQ Stock Market (“NASDAQ”), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or NASDAQ.

(b) In addition to any information required by law or by the applicable rules of any exchange upon which the Series A Preferred Shares may be listed or admitted to trading, such notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the number of Series A Preferred Shares to be redeemed; (iv) the place or places where the certificates, if any, representing Series A Preferred Shares are to be surrendered for payment of the redemption price; (v) procedures for surrendering noncertificated Series A Preferred Shares for payment of the redemption price; (vi) that dividends on the Series A Preferred Shares to be redeemed will cease to accumulate on the redemption date; (vii) that payment of the redemption price and any accumulated and unpaid dividends will be made upon presentation and surrender of such Series A Preferred Shares; (viii) that the Series A Preferred Shares are being redeemed pursuant to the Special Optional Redemption Right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control; and (ix) that holders of the Series A Preferred Shares to which the notice relates will not be able to tender such Series A Preferred Shares for conversion in connection with the Change of Control and each Series A Preferred Share tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date. If fewer than all of the Series A Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series A Preferred Shares held by such holder to be redeemed.

If fewer than all of the outstanding Series A Preferred Shares are to be redeemed, the Series A Preferred Shares to be redeemed shall be redeemed pro rata (as nearly as may be practicable without creating fractional shares) or by lot as determined by the Trust. If such redemption pursuant to the Special Optional Redemption Right is to be by lot and, as a result, any holder of Series A Preferred Shares would have actual ownership, Beneficial Ownership or Constructive Ownership in excess of the Series A Ownership Limit, the Aggregate Share Ownership Limit, or such limit as permitted by the Board of Trustees or a committee thereof pursuant to Section 9(b)(vii) hereof, because such holder’s Series A Preferred Shares were not redeemed, or were only redeemed in part then, except as otherwise provided in the Declaration of Trust, the Trust shall redeem the requisite number of Series A Preferred Shares of such holder such that no holder will hold an amount of Series A Preferred Shares in excess of the applicable ownership limit, subsequent to such redemption.

(c) If the Trust has given a notice of redemption pursuant to the Special Optional Redemption Right and has set aside sufficient funds for the redemption in trust for the benefit of the holders of the Series A Preferred Shares called for redemption, then from and after the redemption date, those Series A Preferred Shares will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of those Series A Preferred Shares will terminate. The holders of those Series A Preferred Shares will retain their right to receive the redemption price for their shares and any accrued and unpaid dividends to, but not including, the redemption date, without interest. So long as full cumulative dividends on the Series A Preferred Shares for all past Dividend Periods shall have been or contemporaneously are (i) declared and paid in cash, or (ii) declared and a sum sufficient for the payment thereof in cash is set apart for payment, nothing herein shall prevent or restrict the Trust’s right or ability to purchase, from time to time, either at a public or a private sale, all or any part of the Series A Preferred Shares at such price or prices as the Trust may determine, subject to the provisions of applicable law, including the repurchase of Series A Preferred Shares in open-market transactions duly authorized by the Board of Trustees.

(d) The holders of Series A Preferred Shares at the close of business on a Dividend Record Date will be entitled to receive the dividend payable with respect to the Series A Preferred Shares on the corresponding Dividend Payment Date notwithstanding the redemption of the Series A Preferred Shares pursuant to the Special Optional Redemption Right between such Dividend Record Date and the corresponding Dividend Payment Date or the Trust’s default in the payment of the dividend due. Except as provided herein, the Trust shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series A Preferred Shares for which a notice of redemption pursuant to the Special Optional Redemption Right has been given.

(e) All Series A Preferred Shares redeemed or repurchased pursuant to this Section 6, or otherwise acquired in any other manner by the Trust, shall be retired and shall be restored to the status of authorized but unissued Preferred Shares, without designation as to series or class.

Section 7. Voting Rights.

(a) Holders of the Series A Preferred Shares shall not have any voting rights, except as set forth in this Section 7.

(b) Whenever dividends on any Series A Preferred Shares shall be in arrears for six or more consecutive or non-consecutive quarterly periods (a “Preferred Dividend Default”), the holders of such Series A Preferred Shares (voting separately as a class together with holders of all other classes or series of Preferred Shares of the Trust ranking on parity with the Series A Preferred Shares with respect to payment of dividends and the distribution of assets upon the Trust’s liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable (“Parity Preferred”)) shall be entitled to vote for the election of a total of two additional trustees of the Trust (the “Preferred Trustees”) until all dividends accumulated on such Series A Preferred Shares and Parity Preferred for the past Dividend Periods shall have been fully paid. In such case, the entire Board of Trustees will be increased by two trustees.

(c) The Preferred Trustees will be elected by a plurality of the votes cast in the election for a one-year term and each Preferred Trustee will serve until his or her successor is duly elected and qualifies or until such Preferred Trustee’s right to hold the office terminates, whichever occurs earlier, subject to such Preferred Trustee’s earlier death, disqualification, resignation or removal. The election will take place at (i) either (A) a special meeting called in accordance with Section 7(d) below if the request is received more than 90 days before the date fixed for the Trust’s next annual or special meeting of shareholders or (B) the next annual or special meeting of shareholders if the request is received within 90 days of the date fixed for the Trust’s next annual or special meeting of shareholders, and (ii) at each subsequent annual meeting of shareholders, or special meeting held in place thereof, until all such dividends in arrears on the Series A Preferred Shares and each such class or series of outstanding Parity Preferred have been paid in full. A dividend in respect of Series A Preferred Shares shall be considered timely made if made within two Business Days after the applicable Dividend Payment Date if at the time of such late payment date there shall not be any prior quarterly Dividend Periods in respect of which full dividends were not timely made at the applicable Dividend Payment Date.

(d) At any time when such voting rights shall have vested, a proper officer of the Trust shall call or cause to be called, upon written request of holders of record of at least 10% of the outstanding Series A Preferred Shares and Parity Preferred, a special meeting of the holders of Series A Preferred Shares and each class or series of Parity Preferred by mailing or causing to be mailed to such holders a notice of such special meeting to be held not fewer than ten or more than 45 days after the date such notice is given. The record date for determining holders of the Series A Preferred Shares and Parity Preferred entitled to notice of and to vote at such special meeting will be the close of business on the third Business Day preceding the day on which such notice is mailed. At any such annual or special meeting, all of the holders of the Series A Preferred Shares and Parity Preferred, by plurality vote, voting together as a single class without regard to class or series will be entitled to elect two trustees on the basis of one vote per $25.00 of liquidation preference to which such Series A Preferred Shares and Parity Preferred are entitled by their terms (excluding amounts in respect of accumulated and unpaid dividends) and not cumulatively. The holder or holders of one-third of the Series A Preferred Shares and Parity Preferred voting as a single class then outstanding, present in person or by proxy, will constitute a quorum for the election of the Preferred Trustees except as otherwise provided by law. Notice of all meetings at which holders of the Series A Preferred Shares and the Parity Preferred shall be entitled to vote will be given to such holders at their addresses as they appear in the transfer records. At any such meeting or adjournment thereof in the absence of a quorum, subject to the provisions of any applicable law, a majority of the holders of the Series A Preferred Shares and Parity Preferred voting as a single class present in person or by proxy shall have the power to adjourn the meeting for the election of the Preferred Trustees, without notice other than an announcement at the meeting, until a quorum is present. If a Preferred Dividend Default shall terminate after the notice of a special meeting has been given but before such special meeting has been held, the Trust shall, as soon as practicable after such termination, mail or cause to be mailed notice of such termination to holders of the Series A Preferred Shares and the Parity Preferred that would have been entitled to vote at such special meeting.

(e) If and when all accumulated dividends on such Series A Preferred Shares and all classes or series of Parity Preferred for the past Dividend Periods shall have been fully paid, the right of the holders of Series A Preferred Shares and the Parity Preferred to elect such additional two trustees shall immediately cease (subject to revesting in the event of each and every Preferred Dividend Default), and the term of office of each Preferred Trustee so elected shall terminate and the entire Board of Trustees shall be reduced accordingly. Any Preferred Trustee may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series A Preferred Shares and the Parity Preferred entitled to vote thereon when they have the voting rights set forth in Section 7(b) hereof (voting as a single class). So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Trustee may be filled by written consent of the Preferred Trustee remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series A Preferred Shares when they have the voting rights described above (voting as a single class with all other classes or series of Parity Preferred). Each of the Preferred Trustees shall be entitled to one vote on any matter.

(f) So long as any Series A Preferred Shares remain outstanding, the affirmative vote or consent of the holders of two-thirds of the Series A Preferred Shares and each other class or series of Parity Preferred outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting together as a single class) will be required to: (i) authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of shares of beneficial interest ranking senior to the Series A Preferred Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Trust (collectively, “Senior Shares of Beneficial Interest”) or reclassify any authorized shares of beneficial interest of the Trust into such shares of beneficial interest, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such Senior Shares of Beneficial Interest; or (ii) amend, alter or repeal the provisions of the Declaration of Trust, including the terms of the Series A Preferred Shares, whether by merger, consolidation, transfer or conveyance of all or substantially all of its assets or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Shares; provided however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Series A Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that, upon the occurrence of an Event set forth in (ii) above, the Trust may not be the surviving entity, the occurrence of such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of Series A Preferred Shares, and in such case such holders shall not have any voting rights with respect to the occurrence of any of the Events set forth in (ii) above. In addition, if the holders of the Series A Preferred Shares receive the greater of the full trading price of the Series A Preferred Shares on the date of an Event set forth in (ii) above or the $25.00 liquidation preference per share of the Series A Preferred Shares pursuant to the occurrence of any of the Events set forth in (ii) above, then such holders shall not have any voting rights with respect to the Events set forth in (ii) above. If any Event set forth in (ii) above would materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Shares disproportionately relative to other classes or series of Parity Preferred, the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Series A Preferred Shares, voting separately as a class, will also be required. Holders of Series A Preferred Shares shall not be entitled to vote with respect to (A) any increase in the total number of authorized Common Shares or Preferred Shares of the Trust, or (B) any increase in the number of authorized Series A Preferred Shares or the creation or issuance of any other class or series of shares of beneficial interest, or (C) any increase in the number of authorized shares of any other class or series of shares of beneficial interest, in each case referred to in clause (A), (B) or (C) above ranking on parity with or junior to the Series A Preferred Shares with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Trust. Except as set forth herein, holders of the Series A Preferred Shares shall not have any voting rights with respect to, and the consent of the holders of the Series A Preferred Shares shall not be required for, the taking of any corporate action, including an Event, regardless of the effect that such corporate action or Event may have upon the powers, preferences, voting power or other rights or privileges of the Series A Preferred Shares.

(g) The foregoing voting provisions of this Section 7 shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series A Preferred Shares shall have been redeemed or called for redemption upon proper notice pursuant to these Articles Supplementary, and sufficient funds, in cash, shall have been deposited in trust to effect such redemption.

(h) In any matter in which the Series A Preferred Shares may vote (as expressly provided herein), each Series A Preferred Share shall be entitled to one vote per $25.00 of liquidation preference.

Section 8. Conversion. The Series A Preferred Shares are not convertible into or exchangeable for any other property or securities of the Trust, except as provided in this Section 8.

(a) Upon the occurrence of a Change of Control, each holder of Series A Preferred Shares (other than Spirit Realty Capital, Inc. or one or more of its affiliates, collectively, the “Specified Holder”) shall have the right, unless, prior to the Change of Control Conversion Date, the Trust has provided or provides notice of its election to redeem the Series A Preferred Shares pursuant to the

Redemption Right or Special Optional Redemption Right, to convert some or all of the Series A Preferred Shares held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of Common Shares per Series A Preferred Share to be converted (the “Common Shares Conversion Consideration”) equal to the lesser of (A) the quotient obtained by dividing (i) the sum of (x) the $25.00 liquidation preference per Series A Preferred Share to be converted plus (y) the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case no additional amount for such accrued and unpaid dividends will be included in such sum) by (ii) the Common Share Price (as defined herein) and (B) 3.3333 (the “Share Cap”), subject to the immediately succeeding paragraph.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of the Common Shares), subdivisions or combinations (in each case, a “Share Split”) with respect to the Common Shares as follows: the adjusted Share Cap as the result of a Share Split shall be the number of Common Shares that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of Common Shares outstanding after giving effect to such Share Split and the denominator of which is the number of Common Shares outstanding immediately prior to such Share Split.

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of Common Shares (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right shall not exceed 19,999,800 Common Shares (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.

In the case of a Change of Control pursuant to which Common Shares shall be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series A Preferred Shares shall receive upon conversion of such Series A Preferred Shares the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of Common Shares equal to the Common Shares Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”; and the Common Shares Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, shall be referred to herein as the “Conversion Consideration”).

In the event that holders of Common Shares have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration will be deemed to be the kind and amount of consideration actually received by holders of a majority of the Common Shares that voted for such an election (if electing between two types of consideration) or holders of a plurality of the Common Shares that voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of Common Shares are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

The “Change of Control Conversion Date” shall be a Business Day set forth in the notice of Change of Control provided in accordance with Section 8(c) below that is no less than 20 days nor more than 35 days after the date on which the Trust provides such notice pursuant to Section 8(c).

The “Common Shares Price” shall be (i) if the consideration to be received in the Change of Control by the holders of Common Shares is solely cash, the amount of cash consideration per Common Share or (ii) if the consideration to be received in the Change of Control by holders of Common Shares is other than solely cash (x) the average of the closing sale prices per Common Share (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which the Common Shares are then traded, or (y) the average of the last quoted bid prices for the Common Shares in the over-the-counter market as reported by Pink Sheets LLC or similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the Common Shares are not then listed for trading on a U.S. securities exchange.

(b) No fractional Common Shares shall be issued upon the conversion of Series A Preferred Shares. In lieu of fractional shares, holders shall be entitled to receive the cash value of such fractional shares based on the Common Shares Price.

(c) Within 15 days following the occurrence of a Change of Control, a notice of occurrence of the Change of Control, describing the resulting Change of Control Conversion Right, shall be delivered to the holders of record of the Series A Preferred Shares at their addresses as they appear on the Trust’s share transfer records and notice shall be provided to the Trust’s transfer agent. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the conversion of any Series A Preferred Shares except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the events constituting the Change of Control; (ii) the date of the Change of Control; (iii) the last date on which the holders of Series A Preferred Shares may exercise their Change of Control Conversion Right; (iv) the method and period for calculating the Common Shares Price; (v) the Change of Control Conversion Date; (vi) that if, prior to the Change of Control Conversion Date, the Trust has provided or provides notice of its election to redeem all or any portion of the Series A Preferred Shares, the holder will not be able to convert Series A Preferred Shares designated for redemption and such Series A Preferred Shares shall be redeemed on the related redemption date, even if they have already been tendered for conversion pursuant to the Change of Control Conversion Right; (vii) if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Series A Preferred Share; (viii) the name and address of the paying agent and the conversion agent; and (ix) the procedures that the holders of Series A Preferred Shares must follow to exercise the Change of Control Conversion Right.

(d) The Trust shall issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on the Trust’s website, in any event prior to the opening of business on the first Business Day following any date on which the Trust provides notice pursuant to Section 8(c) above to the holders of Series A Preferred Shares.

(e) In order to exercise the Change of Control Conversion Right, a holder of Series A Preferred Shares shall be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing the Series A Preferred Shares to be converted, duly endorsed for transfer, together with a written conversion notice completed, to the Trust’s transfer agent. Such notice shall state: (i) the relevant Change of Control Conversion Date; (ii) the number of Series A Preferred Shares to be converted; and (iii) that the Series A Preferred Shares are to be converted pursuant to the applicable provisions of these Articles Supplementary. Notwithstanding the foregoing, if the Series A Preferred Shares are held in global form, such notice shall comply with applicable procedures of The Depository Trust Company (“DTC”).

(f) Holders of Series A Preferred Shares may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the Trust’s transfer agent prior to the close of business on the Business Day prior to the Change of Control Conversion Date. The notice of withdrawal must state: (i) the number of withdrawn Series A Preferred Shares; (ii) if certificated Series A Preferred Shares have been issued, the certificate numbers of the shares of withdrawn Series A Preferred Shares; and (iii) the number of Series A Preferred Shares, if any, which remain subject to the conversion notice. Notwithstanding the foregoing, if the Series A Preferred Shares are held in global form, the notice of withdrawal shall comply with applicable procedures of DTC.

(g) Series A Preferred Shares as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn shall be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless, prior to the Change of Control Conversion Date, the Trust has provided or provides notice of its election to redeem such Series A Preferred Shares, whether pursuant to its Redemption Right or Special Optional Redemption Right. If the Trust elects to redeem Series A Preferred Shares that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such Series A Preferred Shares shall not be so converted and the holders of such shares shall be entitled to receive on the applicable redemption date $25.00 per share, plus any accrued and unpaid dividends thereon to, but not including, the redemption date.

(h) The Trust shall deliver the applicable Conversion Consideration no later than the third Business Day following the Change of Control Conversion Date.

(i) Notwithstanding anything to the contrary contained herein, no holder of Series A Preferred Shares will be entitled to convert such Series A Preferred Shares into Common Shares to the extent that receipt of such Common Shares would cause the holder of such Common Shares (or any other person) to have actual ownership, Beneficial Ownership or Constructive Ownership (each as defined in Article VII of the Declaration of Trust) of Common Shares of the Trust in excess of the Common Share Ownership Limit (as defined in Article VII of the Declaration of Trust), the Aggregate Share Ownership Limit (as defined in Article VII of the Declaration of Trust), or such other limit as permitted by the Board of Trustees or a committee thereof pursuant to Section 7.2.7 of the Declaration of Trust.

Section 9. Restrictions on Transfer and Ownership of Shares.

(a) Definitions. For the purposes of Section 5 and this Section 9 of these Articles Supplementary, the following terms shall have the following meanings:

“Aggregate Share Ownership Limit” has the meaning set forth in Article VII of the Declaration of Trust.

“Beneficial Ownership” shall mean ownership of Series A Preferred Shares by a Person, whether the interest in the Series A Preferred Shares is held directly or indirectly (including by a nominee), and shall include interests that are actually owned or would be treated as owned through the application of

Section 544 of the Code, as modified by Sections 856(h)(1)(B) and 856(h)(3) of the Code. The terms “Beneficial Owner,” “Beneficially Own,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

“Business Day” has the meaning set forth in Article VII of the Declaration of Trust.

“Charitable Beneficiary” shall mean one or more beneficiaries of the Charitable Trust as determined pursuant to Section 9(c)(vi), provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

“Charitable Trust” shall mean any trust provided for in Section 9(c)(i).

“Charitable Trustee” shall mean the Person unaffiliated with the Trust and any Prohibited Owner, that is appointed by the Trust to serve as trustee of the Charitable Trust.

“Code” shall mean the Internal Revenue Code of 1986, as amended, or any successor statute.

“Constructive Ownership” shall mean ownership of Series A Preferred Shares by a Person, whether the interest in the Series A Preferred Shares is held directly or indirectly (including by a nominee), and shall include interests that are actually owned or would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Own,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

“Equity Shares” has the meaning set forth in Article VII of the Declaration of Trust.

“Excepted Holder” shall mean a shareholder of the Trust for whom an Excepted Holder Limit is created by the Board of Trustees pursuant to Section 9(b)(vii).

“Excepted Holder Limit” shall mean for each Excepted Holder, the percentage limit established by the Board of Trustees for such Excepted Holder pursuant to Section 9(b)(vii), which limit may be expressed, in the discretion of the Board of Trustees, as one or more percentages and/or numbers of Equity Shares, and may apply with respect to one or more classes of Equity Shares or to all classes of Equity Shares in the aggregate, provided that the affected Excepted Holder agrees to comply with any requirements established by the Board of Trustees pursuant to Section 9(b)(vii) and subject to adjustment pursuant to Section 9(b)(viii).

“Individual” means an individual, a trust qualified under Section 401(a) or 501(c)(17) of the Code, a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, or a private foundation within the meaning of Section 509(a) of the Code, provided that, except as set forth in Section 856(h)(3)(A)(ii) of the Code, a trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code shall be excluded from this definition.

“Initial Date” has the meaning set forth in Article VII of the Declaration of Trust.

“Market Price” on any date shall mean, with respect to the Series A Preferred Shares, the Closing Price for the Series A Preferred Shares on such date. The “Closing Price” on any date shall mean the last sale price for the Series A Preferred Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for the Series A Preferred Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Series A Preferred Shares is not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Series A Preferred Shares is listed or admitted to trading or, if the Series A Preferred Shares is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system on which the Series A Preferred Shares is quoted, or if the Series A Preferred Shares is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Series A Preferred Shares selected by the Board of Trustees or, in the event that no trading price is available for the Series A Preferred Shares, the fair market value of the Series A Preferred Shares, as determined in good faith by the Board of Trustees.

“NYSE” shall mean the New York Stock Exchange.

“Person” shall mean an Individual, corporation, partnership, limited liability company, estate, trust, association, joint stock company or other entity.

“Prohibited Owner” shall mean, with respect to any purported Transfer, any Person who, but for the provisions of Section 9(b)(i), would Beneficially Own or Constructively Own Series A Preferred Shares, and if appropriate in the context, shall also mean any Person who would have been the record owner of the shares that the Prohibited Owner would have so owned.

“REIT” shall mean a real estate investment trust under Sections 856 through 860 of the Code.

“Restriction Termination Date” shall mean the first day after the Initial Date on which the Board of Trustees determines pursuant to Section 5.1 of the Declaration of Trust that it is no longer in the best interests of the Trust to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of Series A Preferred Shares set forth herein is no longer required in order for the Trust to qualify as a REIT.

“Series A Ownership Limit” shall mean 9.8% (in value or in number of shares, whichever is more restrictive, and subject to adjustment from time to time by the Board of Trustees in accordance with Section 9(b)(viii)) of the aggregate of the outstanding Series A Preferred Shares, excluding any such outstanding Series A Preferred Shares which are not treated as outstanding for federal income tax purposes. Notwithstanding the foregoing, for purposes of determining the percentage ownership of Series A Preferred Shares by any Person, Series A Preferred Shares that are treated as Beneficially Owned or Constructively Owned by such Person shall be deemed to be outstanding. The number and value of outstanding Series A Preferred Shares of the Trust shall be determined by the Board of Trustees in good faith, which determination shall be conclusive for all purposes hereof.

“Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire, or change its level of, Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Series A Preferred Shares or the right to vote or receive dividends on Series A Preferred Shares, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Series A Preferred Shares or any interest in Series A Preferred Shares or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive

Ownership of Series A Preferred Shares; in each case, whether voluntary or involuntary, whether owned of record, Beneficially Owned or Constructively Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

(b) Series A Preferred Shares.

(i) Ownership Limitations. During the period commencing on the Initial Date and prior to the Restriction Termination Date, but subject to Section 9(d):

(A) Basic Restrictions.

(i) The Series A Preferred Shares constitute a class or series of Preferred Shares, and Preferred Shares constitute Equity Shares of the Trust. Therefore, the Series A Preferred Shares, being Equity Shares, shall be subject to the Aggregate Share Ownership Limit applicable with respect to Equity Shares generally and all other restrictions and limitations on the Transfer and ownership of Equity Shares set forth in the Declaration of Trust and applicable to Equity Shares. In addition, (1) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Series A Preferred Shares in excess of the Series A Ownership Limit and (2) no Excepted Holder shall Beneficially Own or Constructively Own Series A Preferred Shares in excess of the Excepted Holder Limit for such Excepted Holder.

(ii) No Person shall Beneficially or Constructively Own Series A Preferred Shares to the extent that, taking into account other Equity Shares of the Trust Beneficially or Constructively Owned by such Person, such Beneficial or Constructive Ownership of Series A Preferred Shares could result in the Trust (or any direct or indirect subsidiary of the Trust that intends to qualify as a REIT) (A) being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or (B) otherwise failing to qualify as a REIT (including but not limited to Beneficial or Constructive Ownership that could result in the Trust Constructively Owning an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Trust from such tenant, taking into account any other income of the Trust that would not qualify under the gross income requirements of Section 856(c) of the Code, would cause the Trust to fail to satisfy any of such gross income requirements).

(iii) Any Transfer of Series A Preferred Shares that, if effective, would result in the Equity Shares being beneficially owned by fewer than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Series A Preferred Shares.

Without limitation of the application of any other provision of this Section 9, it is expressly intended that the restrictions on ownership and Transfer described in this Section 9(b)(i) shall apply to restrict the rights of any members or partners in limited liability companies or partnerships to exchange their interest in such entities for Equity Shares of the Trust.

(B) Transfer in Trust. If any Transfer of Series A Preferred Shares (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning Series A Preferred Shares in violation of Section 9(b)(i)(A)(i) or (ii):

(i) then that number of shares of the Series A Preferred Shares, the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 9(b)(i)(A)(i) or (ii) (rounded up to the nearest whole share) shall be automatically transferred to a Charitable Trust for the benefit of a Charitable Beneficiary, as described in Section 9(c), effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such shares; or

(ii) if the transfer to the Charitable Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 9(b)(i)(A)(i) or (ii), then the Transfer of that number of Series A Preferred Shares that otherwise would cause any Person to violate Section 9(b)(i)(A)(i) or (ii) shall be void ab initio, and the intended transferee shall acquire no rights in such Series A Preferred Shares.

(iii) In determining which Series A Preferred Shares are to be transferred to a Charitable Trust in accordance with this Section 9(b)(i)(B) and Section 9(c) hereof, shares shall be so transferred to a Charitable Trust in such manner as minimizes the aggregate value of the shares that are transferred to the Charitable Trust (except as provided in Section 9(b)(vi) and, to the extent not inconsistent therewith, on a pro rata basis (unless otherwise determined by the Board of Trustees in its sole and absolute discretion). To the extent that, upon a transfer of Series A Preferred Shares pursuant to this Section 9(b)(i)(B), a violation of any provision of Section 9(b)(i)(A) would nonetheless occur or be continuing (as, for example, where the ownership of Series A Preferred Shares by a single Charitable Trust would result in the Equity Shares being Beneficially Owned (determined under the principles of Section 856(a)(5) of the Code) by fewer than 100 Persons), then Series A Preferred Shares shall be transferred to that number of Charitable Trust, each having a Charitable Trustee and a Charitable Beneficiary or Beneficiaries that are distinct from those of each other Charitable Trust, such that there is no violation of any provision of Section 9(b)(i)(A) hereof.

(ii) Remedies for Breach. If the Board of Trustees shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 9(b)(i) or that a Person intends or has attempted to acquire Beneficial Ownership or Constructive Ownership of any Series A Preferred Shares in violation of Section 9(b)(i) (whether or not such violation is intended), the Board of Trustees or a committee thereof shall take such action as it deems advisable, in its sole and absolute discretion, to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Trust to redeem shares, refusing to give effect to such Transfer on the books of the Trust or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 9(b)(i) shall automatically result in the transfer to the Charitable Trust described above, or, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Trustees or a committee thereof.

(iii) Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Series A Preferred Shares that will or may violate Section 9(b)(i)(A) or any Person who would have owned Series A Preferred Shares that resulted in a transfer to the Charitable Trust pursuant to the provisions of Section 9(b)(i)(B) shall immediately give written notice to the Trust of such event or, in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Trust such other information as the Trust may request in order to determine the effect, if any, of such Transfer on the Trust’s status as a REIT.

(iv) Owners Required To Provide Information. From the Initial Date and prior to the Restriction Termination Date, each Person who is a Beneficial Owner or Constructive Owner of Series A Preferred Shares and each Person (including the shareholder of record) who is holding Series A Preferred Shares for a Beneficial or Constructive Owner shall, on demand, provide to the Trust in writing such information as the Trust may request in order to determine the effect, if any, of such Beneficial Ownership or Constructive Ownership on the Trust’s status as a REIT and to ensure compliance with the Aggregate Share Ownership Limit, the Series A Ownership Limit and the other restrictions set forth in these Articles Supplementary or in the Declaration of Trust, and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

(v) Remedies Not Limited. Subject to Section 5.1 of the Declaration of Trust, nothing contained in this Section 9(b) shall limit the authority of the Board of Trustees to take such other action as it deems necessary or advisable to protect the Trust and the interests of its shareholders in preserving the Trust’s status as a REIT.

(vi) Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 9, including Section 9(b) Section 9(c), or any definition contained in Section 9(a) or any defined term used in this Section 9 but defined elsewhere in these Articles Supplementary or the Declaration of Trust, the Board of Trustees shall have the power to determine the application of the provisions of this Section 9 with respect to any situation based on the facts known to it. In the event Section 9(b) or Section 9(c) requires an action by the Board of Trustees and these Articles Supplementary and the Declaration of Trust fail to provide specific guidance with respect to such action, the Board of Trustees shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Section 9(a), Section 9(b) or Section 9(c).

(vii) Exceptions.

(A) Subject to Section 9(b)(i)(A)(ii), the Board of Trustees, subject to the trustees’ duties under applicable law, may exempt (prospectively or retroactively) a Person from the Aggregate Share Ownership Limit and/or the Series A Ownership Limit, as the case may be, and, if necessary, shall establish or increase an Excepted Holder Limit for such Person, if the Board of Trustees determines, based on such representations, covenants and undertakings from such Person to the extent required by the Board of Trustees, and as are necessary or prudent to ascertain, as determined by the Board of Trustees in its sole discretion, that such exemption could not cause or permit:

(i) five or fewer Individuals to Beneficially Own more than 49% in value of the outstanding Equity Shares (taking into account the then current Series A Ownership Limit, Common Share Ownership Limit and Aggregate Share Ownership Limit, any then existing Excepted Holder Limits, and the Excepted Holder Limit of such Person); or

(ii) the Trust to Constructively Own an interest in any tenant of the Trust or any tenant of any entity directly or indirectly owned, in whole or in part, by the Trust (for this purpose, the Board of Trustees may determine in its sole and absolute discretion that a tenant shall not be treated as a tenant of the Trust if (a) the Trust could not Constructively Own more than a 9.9% interest (that is described in Section 856(d)(2)(B) of the Code) in any such tenant; or (b) the Trust (directly, or through an entity directly or indirectly owned, in whole or in part, by the Trust) derives (and is expected to continue to derive) a sufficiently small amount of revenue from such tenant such that, in the opinion of the Board of Trustees, rent from such tenant would not adversely affect the Trust’s ability to qualify as a REIT).

(B) Prior to granting any exception pursuant to Section 9(b)(vii)(A), the Board of Trustees may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Trustees in its sole and absolute discretion, as it may deem necessary or advisable in order to determine or ensure the Trust’s status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Trustees may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

(C) Subject to Section 9(b)(i)(A)(ii), an underwriter which participates in a public offering or a private placement of Series A Preferred Shares (or securities convertible into or exchangeable for Series A Preferred Shares) may Beneficially Own or Constructively Own Series A Preferred Shares (or securities convertible into or exchangeable for Series A Preferred Shares) in excess of the Series A Ownership Limit, the Aggregate Share Ownership Limit, or both such limits, but only to the extent necessary to facilitate such public offering or private placement.

(D) The Board of Trustees may only reduce the Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time, or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Series A Ownership Limit or the Aggregate Share Ownership Limit, as applicable.

(viii) Increase or Decrease in Series A Ownership Limit. Subject to Section 9(b)(i)(A)(ii) and the rest of this Section 9(b)(vii), the Board of Trustees may, in its sole and absolute discretion, from time to time increase or decrease the Series A Ownership Limit for one or more Persons; provided, however, that a decreased Series A Ownership Limit will not be effective for any Person who Beneficially Owns or Constructively Owns, as applicable, Series A Preferred Shares in excess of such decreased Series A Ownership Limit at the time such limit is decreased, until such time as such Person’s Beneficial Ownership or Constructive Ownership of Series A Preferred Shares, as applicable, equals or falls below the decreased Series A Ownership Limit, but any further acquisition of Series A Preferred Shares or increased Beneficial Ownership or Constructive Ownership of Series A Preferred Shares, during the period that such decreased Series A Ownership Limit is not effective with respect to such Person, will be in violation of the Series A Ownership Limit and, provided further, that the new Series A Ownership Limit (taking into account any then existing Excepted Holder Limits to the extent appropriate as determined by the Trust) would not allow five or fewer Persons to Beneficially Own more than 49% in value of the outstanding Equity Shares.

(ix) Legend. Each certificate representing Series A Preferred Shares, if any, shall bear substantially the following legend, in addition to any other legend that may be required in order to comply with applicable federal and state laws:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE TRUST’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE ARTICLES SUPPLEMENTARY FOR THE SERIES A PREFERRED SHARES, (I) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN THE TRUST’S SERIES A PREFERRED SHARES IN EXCESS OF THE SERIES A OWNERSHIP LIMIT UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (II) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN EQUITY

SHARES (INCLUDING, WITHOUT LIMITATION, SERIES A PREFERRED SHARES) OF THE TRUST IN EXCESS OF THE AGGREGATE SHARE OWNERSHIP LIMIT, UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (III) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SERIES A PREFERRED SHARES THAT, TAKING INTO ACCOUNT OTHER EQUITY SHARES OF THE TRUST BENEFICIALLY OR CONSTRUCTIVELY OWNED BY SUCH PERSON, WOULD RESULT IN THE TRUST (OR ANY DIRECT OR INDIRECT SUBSIDIARY OF THE TRUST THAT INTENDS TO QUALIFY AS A REIT) BEING “CLOSELY HELD” UNDER SECTION 856(H) OF THE CODE OR OTHERWISE CAUSE THE TRUST (OR SUCH SUBSIDIARY) TO FAIL TO QUALIFY AS A REIT; AND (IV) NO PERSON MAY TRANSFER SERIES A PREFERRED SHARES IF SUCH TRANSFER WOULD RESULT IN THE EQUITY SHARES OF THE TRUST BEING OWNED BY FEWER THAN 100 PERSONS. ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SERIES A PREFERRED SHARES WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OR CONSTRUCTIVELY OWN SERIES A PREFERRED SHARES IN EXCESS OR IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE TRUST. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP SET FORTH IN (I) THROUGH (III) ABOVE ARE VIOLATED, THE SERIES A PREFERRED SHARES IN EXCESS OR IN VIOLATION OF THE ABOVE LIMITATIONS WILL BE AUTOMATICALLY TRANSFERRED TO A CHARITABLE TRUSTEE OF A CHARITABLE TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, THE TRUST MAY TAKE OTHER ACTIONS, INCLUDING REDEEMING SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF TRUSTEES IN ITS SOLE AND ABSOLUTE DISCRETION IF THE BOARD OF TRUSTEES DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. FURTHERMORE, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL CAPITALIZED TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE ARTICLES SUPPLEMENTARY FOR THE SERIES A PREFERRED SHARES, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF SERIES A PREFERRED SHARES OF THE TRUST ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE TRUST AT ITS PRINCIPAL OFFICE.

Instead of the foregoing legend, a certificate may state that the Trust will furnish a full statement about certain restrictions on ownership and transfer of the shares to a shareholder on request and without charge.

(c) Transfer of Series A Preferred Shares in Trust.

(i) Ownership in Trust. Upon any purported Transfer or other event described in Section 9(b)(i)(B) that would result in a transfer of Series A Preferred Shares to a Charitable Trust, such

Series A Preferred Shares shall be deemed to have been transferred to the Charitable Trustee as trustee of a Charitable Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Charitable Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Charitable Trust pursuant to Section 9(b)(i)(B). The Charitable Trustee shall be appointed by the Trust and shall be a Person unaffiliated with the Trust and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Trust as provided in Section 9(c)(vi).

(ii) Status of Shares Held by the Charitable Trustee. Series A Preferred Shares held by the Charitable Trustee shall be issued and outstanding Series A Preferred Shares of the Trust. The Prohibited Owner shall have no rights in the shares held by the Charitable Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Charitable Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares held in the Charitable Trust. The Prohibited Owner shall have no claim, cause of action, or any other recourse whatsoever against the purported transferor of such Series A Preferred Shares.

(iii) Dividend and Voting Rights. The Charitable Trustee shall have all voting rights and rights to dividends or other distributions with respect to Series A Preferred Shares held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Trust that the Series A Preferred Shares have been transferred to the Charitable Trustee shall be paid by the recipient of such dividend or other distribution to the Charitable Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Charitable Trustee. Any dividend or distribution so paid to the Charitable Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares held in the Charitable Trust and, subject to Maryland law, effective as of the date that the Series A Preferred Shares have been transferred to the Charitable Trustee, the Charitable Trustee shall have the authority (at the Charitable Trustee’s sole and absolute discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Trust that the Series A Preferred Shares have been transferred to the Charitable Trustee and (ii) to recast such vote in accordance with the desires of the Charitable Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Trust has already taken irreversible corporate action, then the Charitable Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Section 9, until the Trust has received notification that Series A Preferred Shares have been transferred into a Charitable Trust, the Trust shall be entitled to rely on its share transfer and other shareholder records for purposes of preparing lists of shareholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of shareholders.

(iv) Sale of Shares by Trustee. Within 20 days of receiving notice from the Trust that Series A Preferred Shares have been transferred to the Charitable Trust, the Charitable Trustee of the Charitable Trust shall sell the shares held in the Charitable Trust to a Person or Persons, designated by the Charitable Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 9(b)(i)(A). Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 9(c)(iv). The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Charitable Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Charitable Trust and (2) the price per share received by the Charitable Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares held in the Charitable Trust. The Charitable Trustee shall reduce the amount payable to the Prohibited Owner by the amount of dividends and other distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Charitable Trustee pursuant to Section 9(c)(iii). Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Trust that Series A Preferred Shares have been transferred to the Charitable Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Charitable Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 9(c)(iv), such excess shall be paid to the Charitable Trustee upon demand.

(v) Purchase Right in Series A Preferred Shares Transferred to the Charitable Trustee. Series A Preferred Shares transferred to the Charitable Trustee shall be deemed to have been offered for sale to the Trust, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Charitable Trust (or, in the case of a gift, devise or other transaction, the Market Price at the time of such gift, devise or other transaction) and (ii) the Market Price on the date the Trust, or its designee, accepts such offer. The Trust shall reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions which has been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Charitable Trustee pursuant to Section 9(c)(iii). The Trust shall pay the amount of such reduction to the Charitable Trustee for the benefit of the Charitable Beneficiary. The Trust shall have the right to accept such offer until the Charitable Trustee has sold the shares held in the Charitable Trust pursuant to Section 9(c)(iv). Upon such a sale to the Trust, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

(vi) Designation of Charitable Beneficiaries. By written notice to the Charitable Trustee, the Trust shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that the Series A Preferred Shares held in the Charitable Trust would not violate the restrictions set forth in Section 9(b)(i)(A) in the hands of such Charitable Beneficiary. Neither the failure of the Trust to make such designation nor the failure of the Trust to appoint the Charitable Trustee before the automatic transfer provided for in Section 9(b)(i)(B)(i) shall make such transfer ineffective, provided that the Trust thereafter makes such designation and appointment. The designation of a nonprofit organization as a Charitable Beneficiary shall not entitle such nonprofit organization to continue to serve in such capacity and the Trust may, in its sole discretion, designate a different nonprofit organization as the Charitable Beneficiary at any time and for any or no reason, provided, however, that if a Charitable Beneficiary was designated at the time the Series A Preferred Shares were placed in the Charitable Trust, such Charitable Beneficiary shall be entitled to the rights set forth in herein with respect to such Series A Preferred Shares, unless and until the Trust opts to purchase such shares.

(d) NYSE Transactions. Nothing in this Section 9 shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Section 9 and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Section 9.

(e) Enforcement. The Trust is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Section 9.

(f) Non-Waiver. No delay or failure on the part of the Trust or the Board of Trustees in exercising any right hereunder shall operate as a waiver of any right of the Trust or the Board of Trustees, as the case may be, except to the extent specifically waived in writing.

(g) Severability. If any provision of this Section 9 or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provisions shall be affected only to the extent necessary to comply with the determination of such court.

(h) Applicability of Section 9. The provisions set forth in this Section 9 shall apply to the Series A Preferred Shares notwithstanding any contrary provisions of the Series A Preferred Shares provided for elsewhere in these Articles Supplementary.

Section 10. No Conversion Rights. The Series A Preferred Shares shall not be convertible into or exchangeable for any other property or securities of the Trust or any other entity, except as otherwise provided herein.

Section 11. Record Holders. The Trust and its transfer agent may deem and treat the record holder of any Series A Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Trust nor its transfer agent shall be affected by any notice to the contrary.

Section 12. No Maturity or Sinking Fund. The Series A Preferred Shares have no maturity date, and no sinking fund has been established for the retirement or redemption of Series A Preferred Shares; provided, however, that the Series A Preferred Shares owned by a shareholder in excess of the Series A Ownership Limit or Aggregate Share Ownership Limit shall be subject to the provisions of Section 5 and Section 9 of these Articles Supplementary.

Section 13. Exclusion of Other Rights. The Series A Preferred Shares shall not have any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption other than expressly set forth in the Declaration of Trust and these Articles Supplementary.

Section 14. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

Section 15. Severability of Provisions. If any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series A Preferred Shares set forth in the Declaration of Trust and these Articles Supplementary are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of Series A Preferred Shares set forth in the Declaration of Trust which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect and no preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series A Preferred Shares herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

Section 16. No Preemptive Rights. No holder of Series A Preferred Shares shall be entitled to any preemptive rights to subscribe for or acquire any unissued shares of beneficial interest of the Trust (whether now or hereafter authorized) or securities of the Trust convertible into or carrying a right to subscribe to or acquire shares of beneficial interest of the Trust.

Section 17. Provision of Financial Information. Whether or not it is subject to Section 13 or 15(d) of the Exchange Act, the Trust will, to the extent permitted under the Exchange Act, file with the Securities and Exchange Commission (the “SEC”) the annual reports, quarterly reports and other documents that the Trust would have been required to file with the SEC pursuant to such Section 13 or 15(d) if it were so subject, such documents to be filed with the SEC on or prior to the respective dates (the “Required Filing Dates”) by which the Trust would have been required so to file such documents if it were so subject. The Trust will also in any event (1) within 15 days of each Required Filing Date transmit by mail or electronic transmittal to all holders, as their names and addresses appear in the security register, without cost to such holders, copies of the annual reports, quarterly reports and other documents that the Trust is required to file or would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if it were subject to such sections, provided that the foregoing transmittal requirement will be deemed satisfied if the foregoing reports and documents are available on the SEC’s EDGAR system or on the Trust’s website within the applicable time period specified above, and (2) if filing such documents with the SEC is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder.

Section 18. Offer to Purchase.

(a)     For so long as any Series A Preferred Shares are held by the Specified Holder, upon the occurrence of an Offer to Purchase Event (as defined below), the Trust must offer to purchase the Series A Preferred Shares held by the Specified Holder within thirty (30) days after the first date on which such Offer to Purchase Event occurred at a purchase price equal to $25.00 per share, plus any accrued and unpaid dividends to, but not including, the payment date. If, prior to the Offer to Purchase Date (as defined below), the Trust exercises any of its redemption rights relating to the Series A Preferred Shares (whether its Redemption Right or its Special Optional Redemption Right), the Trust will not have the obligation to make the offer to purchase described in this Section 18 with respect to the shares called for redemption.

An “Offer to Purchase Event” means the occurrence of any of the following events: (i) a Change of Control, (ii) the merger, consolidation, sale of all or substantially all of the assets (which for the avoidance of doubt shall include a sale of all or substantially all of the assets comprising Master Trust A) or other similar transaction of the Trust (including through its subsidiaries) with or into any other person in conjunction with which or within 12 months following the closing of which the asset management agreement, dated as of May 31, 2018, between the Trust and Spirit Realty, L.P. is terminated, (iii) during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board of Trustees together with any new trustee(s) (other than a trustee designated by a person who entered into an agreement with the Trust to effect a transaction described in the preceding clauses (i) or (ii) of this definition) whose election by the Board of Trustees or nomination for election by the Trust’s shareholders was approved by a vote of at least two-thirds of the trustees then still in office who either were trustees at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iv) the approval by the shareholders of the Trust of a liquidation or dissolution of the Trust.

The “Offer to Purchase Date” is the date the Series A Preferred Shares are tendered to the Trust for purchase, which will be a Business Day that is no fewer than two days nor more than 30 days after the date on which the Trust provides notice to the Specified Holder of its offer to purchase.

(b)    The Trust will not be required to make an offer to purchase the Series A Preferred Shares held by the Specified Holder upon an Offer to Purchase Event if a related person of the Trust within the meaning of Section 351(g)(2) of the Code makes an offer to purchase the Series A Preferred Shares held by the Specified Holder in the manner, at the times and otherwise in compliance with the requirements set forth in these Articles Supplementary applicable to an offer to purchase made by the Trust and purchases all the Series A Preferred Shares tendered for purchase by the Specified Holder. Notwithstanding anything to the contrary set forth in these Articles Supplementary, an offer to purchase may be made in advance of an Offer to Purchase Event and conditioned upon the consummation of such Offer to Purchase Event, if a definitive agreement is in place for the Offer to Purchase Event at the time the offer to purchase is made.

(c)    If the terms of any indebtedness of the Trust prohibit the Trust from making an offer to purchase the Series A Preferred Shares held by the Specified Holder or from purchasing the Series A Preferred Shares tendered for purchase pursuant thereto, within sixty (60) days following an Offer to Purchase Event, the Trust covenants to (i) repay in full all such indebtedness or (ii) obtain the requisite consent under such indebtedness to permit the purchase of the Series A Preferred Shares held by the Specified Holder as described in this Section 18. The Trust must first comply with the covenant described in this Section 18 before it will be required to purchase the Series A Preferred Shares held by the Specified Holder in the event of an Offer to Purchase Event.

(d)    The Trust’s obligation to make the offer to purchase described in this Section 18 may be waived, in whole or in part, by the Specified Holder in the Specified Holder’s sole and absolute discretion.

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